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                                                                    EXHIBIT 4.12

                             WATERGATE OFFICE LEASE

1.       PARTIES: BASIC LEASE PROVISIONS; DEFINED TERMS

         1.1 Parties. This Watergate Office Lease ("Lease") is entered into in the City of Emeryville, County of Alameda, State of California, between Spieker Properties, L.P., a California limited partnership ("Landlord"), and Extensity, Inc., a Delaware corporation ("Tenant").

         1.2 Basic Lease Provisions. The following Basic Lease Provisions constitute an integral part of this Lease, and each reference in this Lease to the Basic Lease Provisions shall mean the provisions set forth in this Paragraph
1.2. Section references in this Paragraph 1.2 are to the section in which the particular Basic Lease Provision is first discussed. In the event of any conflict between the Basic Lease Provisions and the remainder of the Lease, the latter shall control.

         Lease Date:            1-12-98

         Address of Landlord:   2200 Powell Street
                                Suite 325
                                Emeryville, CA 94608

         Address of Tenant:        2200 Powell Street
                                   Suite 455
                                   Emeryville, CA 94608

Section 2:  Premises:                 Suite 455
            Building:                 Tower II
                                      2200 Powell Street
                                      Emeryville, CA 94608
            Premises Rentable Area:   3,403 square feet
            Premises Useable Area:    2,934 square feet
            Building Rentable Area:   215,550 square feet
            Tenant Parking:           6 permits
            Parking Charge:           $44.00 per permit

Section 3:  Term:                     17 months
            Commencement Date:        January 15, 1998
            Expiration Date:          June 15, 1999

Section 4:  Base Rent:                Stepped as follows:
                                      1/15/98-1/30/98        $4,338.91 per month
                                      2/01/98-2/01/99        $7,656.75 per month
                                      2/01/99-5/31/99        $7,963.02 per month
                                      6/01/99-6/15/99        $3,981.45 per month

            Security Deposit:         $7,963.02
            Base Year:                1998
            Tenant's Share:           1.58 percent

         1.3 Defined Terms. Words and phrases which are capitalized in this Lease (other than words which are capitalized solely to denote the beginning of sentences) are defined terms. The definitions of such words and phrases are set forth in Section 17 of this Lease.

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2.       PREMISES: COMMON AREAS: TENANT PARKING

         2.1 Demise of Premises. On and subject to the terms. covenants and conditions set forth in this Lease Landlord demises the Premises to Tenant and Tenant rents and hires the Premises from Landlord. The usable and rentable area of the Premises, and the rentable area of the Building, for all purposes under this Lease, are stipulated to be as specified in the Basic Lease Provisions. Landlord shall not be liable to Tenant, nor shall Tenant have any claim against Landlord or defense to the enforcement of this Lease, if it is determined that the actual rentable or usable area of the Premises or the rentable area of the Building differs from that specified in the Basic Lease Provisions.

         2.2 Condition of Premises. Except as otherwise expressly provided in a Scope of Work executed by Landlord and Tenant concurrently with their execution of this Lease. Tenant shall accept the Premises in an "as is" condition on the date the Term commences and Landlord shall have no obligation to improve, alter, remodel or otherwise modify the Premises prior to Tenant's occupancy. Landlord shall construct or install in the Premises only the improvements specified in the Scope of Work. The Scope of Work, if any, will be attached as Exhibit B to this Lease, and Landlord shall use reasonable diligence to cause the Substantial Completion of Landlord's Work pursuant to the Scope of Work in a timely manner.

         2.3 Common Areas. During the Term. Tenant shall have the nonexclusive right to use of the Common Areas for their intended and usual purpose. However, the manner in which the Common Areas are maintained shall be at the sole reasonable discretion of Landlord and use thereof shall be subject to the Rules and Regulations. Landlord reserves the right to make alterations. additions or deletions to, or to change the location of elements of the Common Areas. Building or Office Complex, and to use the roof, exterior walls and the area above and beneath the Premises, together with the right to install, use, maintain and replace equipment, machinery, pipes, conduits and wiring through the Premises. which serve other parts of the Building or Office Complex, in a manner and in locations which do not unreasonably interfere with Tenant's use of or access to the Premises.

         2.4 Tenant Parking. Tenant shall have the right to obtain the number of parking permits designated as Tenant Parking in the Basic Lease Provisions, and each such permit shall authorize Tenant or its employees to park one passenger automobile in the Parking Facilities. Issuance of such parking permits shall be subject to Tenant's payment of the Parking Charge for each permit specified in the Basic Lease Provisions. which Parking Charge shall be payable on the first day of each calendar month during the Term and may be increased by Landlord at any time, and from time to time, during the Term upon not less than thirty (30) days prior written notice to Tenant. Tenant and its employees shall at all times observe such terms and conditions and charges as may be established by Landlord from time to time concerning the operation and use of the Parking Facilities. Tenant's employees shall not be entitled to park in areas located in the Parking Facilities designated by Landlord for reserved parking or for use by visitors to the Office Complex.

3.       TERM

         3.1 Period. The Term shall be for the period specified in the Basic Lease Provisions. The Term shall commence on the Commencement Date and shall end on the Expiration Date, as such dates are determined under Paragraph
3.2 below, unless sooner terminated pursuant to any provision of this Lease.

         3.2 Term Commencement. The anticipated Commencement Date and the corresponding Expiration Date are specified in the Basic Lease Provisions. However, the actual Commencement Date shall be the earlier of (a) the date Tenant first occupies any part of the Premises, or (b) the date of Substantial Completion of the Landlord's Work or (c) the date established by Landlord in

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the event of a delay by Tenant, as provided in Paragraph 3.3(iii) below: and the
Expiration Date shall be adjusted so that the period between the actual Commencement Date and the Expiration Date is equal to the Term specified in the Basic Lease Provisions. If the actual Commencement Date and the Expiration Date differ from those inserted in the Base Lease Provisions as of the Lease Date, then promptly after the Commencement Date Landlord and Tenant shall execute a written acknowledgment of the Commencement Date and the Expiration Date, and attach it as Exhibit C to this Lease.

         3.3      Delayed Occupancy.

                                    (i)      Landlord shall use reasonable
diligence to substantially complete any Landlord's Work on or before the Commencement Date specified in the Basic Lease Provisions. However, this Lease shall not be void or voidable, nor shall Landlord or its agents or contractors have any liability to Tenant, by reason of Landlord's failure co substantially complete Landlord's Work by the Commencement Date specified in the Basic Lease Provisions, or by reason of Landlord's failure to deliver possession of the Premises due to any other cause beyond Landlord's reasonable control, and postponement of Tenant's rental obligation prior to delivery of possession of the Premises shall be Tenant's exclusive remedy and in sole satisfaction or all claims Tenant might otherwise have by reason of Landlord's failure to deliver the Premises by the Commencement Date specified in the Basic Lease Provisions.

                                    (ii)     Time is of the essence in
connection with the delivery to Landlord of each and every drawing, plan, specification, schedule or other item required to be given by Tenant to Landlord or to be approved by Tenant pursuant to the schedule in and provisions of the Scope of Work. Accordingly, notwithstanding any contrary provision of this Lease, if Landlord is delayed in the Substantial Completion of Landlords Work as a result of (a) Tenant's failure to approve plans, specifications, changes, cost estimates and other items within the time limits specified therefor in the Work Letter, or (b) any change by Tenant in said plans, specifications, or other items after the expiration of such time limits, or (c) any default by Tenant relating to its obligations hereunder or under the Scope of Work, then, in any or all such instances and without limitation as to any other right or remedy available to Landlord. Landlord may under clause (c) of Paragraph 3.2 determine in its sole reasonable discretion that the actual Commencement Date is the date that Substantial Completion of Landlord's Work would have occurred but for such delay.

         3.4 Holding Over. Tenant shall not be entitled to remain in possession of the Premises after the Expiration Date or after earlier termination of this Lease, except with Landlord's prior written consent. Any such confidence of possession with Landlord's consent shall constitute a month-to-month tenancy on all of the terms and conditions of this Lease, except that the Base Rent shall be 150% of the Base Rent in effect as of the Expiration Date or the earlier termination date. Any such continuance in possession without Landlord's consent (or after such consent has been withdrawn upon thirty (30) days' notice to Tenant) shall constitute an unlawful detention of the Premises; and Tenant shall indemnify, defend and hold Landlord harmless from all claims, losses or liability resulting from Landlord's inability to timely deliver possession of the Premises to any succeeding tenant.

4.       BASE  RENT; SECURITY DEPOSIT: OPERATING COSTS: TAXES

         4.1 Base Rent. Tenant shall pay to Landlord as monthly Base Rent for the Premises, in advance, without deduction, setoff, prior notice or demand, the sum specified in the Basic Lease Provisions. The first month's Base Rent shall be paid upon Tenant's execution of this Lease, and the Base Rent for each calendar month thereafter during the Term shall be paid on the first day of each such calendar month. If the Commencement Date occurs on a day other than the first day of a calendar month, the Base Rent payable for the first calendar month of the Term shall be

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prorated on the basis which the number of days of the Term in the first month bears to the total number of days in such month: and, in such case. Tenant shall pay such prorated Base Rent to Landlord on the Commencement Date, and the first month's Base Rent paid upon execution of this Lease shall be credited against the Base Rent for the second calendar month. If the Term ends on a day other than the last day of a calendar month, the Base Rent payable for the last calendar month of the Term shall be prorated on the basis which the number of days of the Term in the last calendar month bears to the total number of days in such month.

         4.2      Security Deposit.

                                    (i)      Upon Tenant's execution of this
Lease, Tenant shall deposit with Landlord the sum specified as the Security Deposit in the Basic Lease Provisions. which shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease, it being expressly understood and agreed that the Security Deposit is not an advance deposit for rent or a measure of Landlord's damages in case of Tenant's default. If at any time Tenant's Base Rent is increased, the Security Deposit shall also be increased by the same percentage as the increase in Base Rent and Tenant shall, within ten (10) days after receipt of notice of such increase in Base Rent deposit cash with Landlord in an amount sufficient to effect such adjustment.

                                    (ii)     The Security Deposit may be
retained used or applied by Landlord to remedy any default by Tenant, to repair damage caused by Tenant to any part of the Premises or the Building, and to clean the Premises upon expiration or earlier termination of this Lease, as well as to reimburse Landlord for any amount which Landlord may spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied. Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount required hereunder, and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keen the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on, or any other compensation for, Landlord's retention of the Security Deposit. Tenant may not elect to apply any portion of the Security Deposit toward payment of Base Rent or any other amounts payable by Tenant under this Lease, although Landlord may elect to do so in the event Tenant is in default or is insolvent. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at Tenant's last known address (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within thirty (30) days after the Term has ended and Tenant has vacated the Premises.

         4.3 Operating Costs. Tenant shall pay to Landlord Tenant's Share of the Increased Operating Costs as follows:

                                    (i)      Landlord shall submit to Tenant,
before January 1 of each Subsequent Year, or as soon thereafter as Landlord has sufficient data, a reasonably detailed statement showing the estimated Increased Operating Costs for such Subsequent Year, which determination shall be made by Landlord based upon experience with actual costs and projections. At the first monthly Base Rent payment date following the submittal of such statement and at each succeeding monthly rent payment date thereafter during the Subsequent Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of the Increased Operating Costs. If Landlord does not submit said statement to Tenant prior to January 1 of any Subsequent Year, Tenant shall continue to pay Tenant's Share of the Increased Operating Costs at the then existing rate until such statement is submitted and thereafter, at the monthly Base Rent payment date next following the submittal of such statement Tenant shall pay Tenant's Share of the Increased Operating Costs based on the rate set forth in such statement plus, if the new rate is greater than

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the old rate, the difference accrued from January 1 of such Subsequent Year.
Landlord may revise such estimated Increased Operating Costs at the end of any calendar quarter.

                                    (ii)     On or before March 31 of the second
and each succeeding Subsequent Year or as soon thereafter as Landlord has sufficient data. Landlord shall submit to Tenant a reasonably detailed statement showing the actual Building Operating Costs paid or incurred by Landlord during the previous calendar year. If Tenant's Share of the actual Increased Operating Costs is less than the amount of Tenant's Share of the estimated Increased Operating Costs for the previous Subsequent Year theretofore paid by Tenant, Landlord shall credit such difference against the next Increased Operating Costs payments coming due. If Tenant's Share of the actual Increased Operating Costs is more than the amount of Tenant's Share of the estimated Increased Operating Costs for such previous Subsequent Year theretofore paid by Tenant. Tenant shall pay to Landlord the full amount or such difference at the monthly Base Rent payment date next following the submittal of such statement to Tenant.

                                    (iii)    If the Expiration Date or the date
of earlier termination of this Lease is other than December 31, the Operating Costs for both the Base Year and the last Subsequent Year shall be prorated based on what the number of days in the Term in the last subsequent Year bears to 365; and any amounts owed or to be credited pursuant to Paragraph 4.3.2 shall be paid at the time in the last Subsequent Year or in the calendar year immediately following the last Subsequent Year, that such amount is calculated pursuant to paragraph 4.3(ii).

         4.4 Taxes Payable By Tenant. Tenant shall pay before delinquency any and all taxes levied or assessed and which become payable by Tenant for directly or indirectly by Landlord during the Term (excluding, however state and federal personal or corporate income taxes measured by the income of Landlord from all sources, capital stock taxes and estate and inheritance taxes), whether or not now customary or within the contemplation of the parties hereto, which are based upon, measured by or otherwise calculated with respect to; (a) the gross or net rental income of Landlord under this Lease, including, without limitation, any gross receipts tax levied by any taxing authority, or any other gross income tax or excise tax levied by any taxing authority with respect to the receipt of the rental payable hereunder; (b) the value of Tenant's equipment, furniture, fixtures or other personal property located in the
Premises: (c) the possession, lease, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; (d) the value of any leasehold improvements, alterations or additions made in or to the Premises regardless of whether title to such improvements, alterations or additions shall be in Tenant or Landlord; or (e) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

         4.5 Late Charges and Interest. All amounts payable under this Lease shall be paid in lawful money of the United States of America. Any amount of Base Rent, Tenant's Share of Increased Operating Costs, Parking Charges or any other amount payable under this Lease which is not paid within ten (10) days after it is due shall be subject to a late charge of 5% of the amount unpaid. Any amount due of Landlord that is not paid when due shall bear interest at the Overdue Rate, except that no interest shall accrue for the month in which a late charge is assessed. Tenant's failure to perform any monetary obligations under this Lease shall have the same consequences as Tenant's failure to pay Base Rent.

5.       USES

         5.1 Authorized. Tenant shall use the Premises solely for general office purposes and for' no other purpose. Tenant shall not use or permit or suffer the Premises or any part thereof to be used for any purpose other than the purpose expressly authorized herein.

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         5.2      Suitability. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building or the Office Complex, or with respect to the suitability of same for the conduct of Tenant's business except, as expressly provided in this Lease. Tenant's acceptance of the possession of the Premises shall conclusively establish that the foregoing were at such time in satisfactory condition.

         5.3 Insurance. Tenant shall not do or suffer anything to be done in or about the Premises, nor shall Tenant bring or allow anything to be brought into the Premises, which will in any way increase the rate of any fire insurance or other insurance upon the Building or its contents, cause a cancellation of said insurance or otherwise affect said insurance in any manner.

         5.4 Laws. Tenant shall not do or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may be subsequently enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with each and all of said governmental measures and also with the requirements of any board of fire underwriters or other similar body now or hereafter constituted to deal with the condition. use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's alterations, additions or improvements. Without limiting the generality of the foregoing, Tenant will maintain throughout the Term a copy of the most current list of chemicals known to the State of California to cause cancer or reproductive toxicity, as published by the State Health and Welfare Agency in accordance with the Safe Drinking Water and Toxic Enforcement Act of 1986 ("Proportion 65") Tenant will monitor the chemicals Tenant maintains on the Premises and will comply with both the warning requirements and the discharge prohibitions of Proposition 65 for all chemicals on the Premises that appear on such list. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures or requirements shall be conclusive of that fact as between Landlord and Tenant.

         5.5 Nuisance. Tenant shall not place or permit to be placed on any floor a load exceeding the floor load which such floor was designed to carry. Tenant also shall not do or suffer anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy said tenants or occupants, nor shall Tenant use or suffer the Premises to be used for any unlawful purposes. In no event shall Tenant cause or permit any nuisance in or about the Premises, and no loudspeakers or similar devices shall be used without the prior written approval of Landlord, which approval may be withheld in Landlord's sole discretion. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. The provisions of this paragraph are for the benefit of Landlord only and shall not be constructed to be for the benefit of any tenant or occupant of the Building.

         5.6 Rules and Regulations. Tenant shall comply with the Rules and Regulations for the Building, together with all modifications and additions thereto adopted by Landlord from time to time. If there is any conflict between the Rules and Regulations and the provisions of this Lease, the Provisions of this Lease shall prevail. Landlord shall not be responsible to Tenant for the nonperformance of any of the Rules and Regulations by any other tenant or occupants of the Building.

6.       SERVICES AND UTILITIES

         6.1 Basic Services by Landlord. Provided Tenant is not in default under this Lease, and subject to the provisions elsewhere in this Lease and to the Rules and Regulations of the Building, Landlord shall furnish the premises with : (a) water, sewage and electricity suitable in Landlord's judgment for the intended use of the Premises and for the operation of a reasonable number, based on customary use for general office purposes of desktop office machines and ordinary copying

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machines: (b) heat and air conditioning between 5:00 a.m. and 5:00 p.m. on days other than Saturdays, Sundays and generally recognized holidays, in an amount reasonably required in Landlord's judgment for the comfortable occupation of the
Premises: (c) elevator service, which shall mean service by non-attended automatic elevators or elevators with attendants, either or both, at the option of Landlord: and (d) daily Janitorial service (five nights per week) similar to that which is provided in comparable office buildings in the Oakland/Emeryville area. Landlord shall maintain the Common Areas in a clean and orderly manner and in a good state of repair.

         6.2 Additional Heating and Air Conditioning. Landlord shall use reasonable efforts to provide additional or after-hours heating or air conditioning at Tenant's request, provided Tenant pays to Landlord the cost of such services as determined solely by Landlord based upon Landlord's reasonable estimates of the costs of such additional services, plus a reasonable charge (not to exceed 10% of the cost of such services) for Landlord's overhead expense. Tenant shall keep all draperies closed when necessary because of the sun's positions and at all times cooperate fully with Landlord and abide by all the regulations and requirements which Landlord may prescribe from time to time for the proper functioning and protection of the heating, ventilating and air conditioning systems. Whenever heat-generating machines or equipment or lighting used in the Premises by Tenants affect the temperature otherwise maintained by the air conditioning system. Landlord shall have the right to install any machinery and equipment Landlord deems necessary to restore the temperature balance in any affected part of the Building, including but not limited to modifications to the Building's air conditioning system or installation of supplementary air conditioning units. Tenant shall pay the cost thereof including installation and any additional costs of operation and maintenance occasioned thereby, to Landlord upon demand.

         6.3 Special Apparatus. Tenant shall not except with Landlord's prior written consent which consent may be withheld in Landlord's sole discretion either : (a) use any apparatus or device in the Premises which will increase the amount of cooling, ventilation, electricity or water supplied to the Premises beyond that usually supplied for general office use; or (b) connect with electric current or water pipes any device or apparatus for the purpose of using electrical current or water , except as such connections now exist or as may be provided for the Scope of Work. If Landlord consents to the use and/or connection of any apparatus or device described in clauses (a) and (b) above, Landlord may install meters and similar monitoring devices to measure the amount of utilities consumed by such apparatus or devices and Tenant shall pay for the cost of all work and materials required for the installation, maintenance and use of such meters and monitoring devices. If Landlord elects not to install a special meter or monitoring device. Landlord shall determine the amount of additional utilities and resources consumed by such apparatus of device based upon Landlord's reasonable estimates and best judgment, and such determination, made in good faith by Landlord, shall be conclusive on Tenant. Tenant shall pay to Landlord promptly upon demand the cost of any excess use of utilities and resources based on the rates charged by the local public utility company or other supplier furnishing same, plus any additional expense incurred by Landlord in keeping account of the foregoing and administering same.

         6.4 Interruption In Service. Landlord shall use reasonable efforts to remedy any interruption in the furnishing of services and utilities. However, Landlord shall not be in default under this Lease or liable for any damages directly or indirectly arising from, nor shall the rent be abated by reason of, any failure to provide or any reduction in any of the above services or utilities if such failure or reduction is caused by the making of repairs or improvements to the Premises or the Building, the installation of equipment acts of God or the elements, labor disturbances of any character, or any other events or conditions whatsoever beyond the reasonable control of Landlord, or rationing or restrictions on the use of said services and utilities due to energy shortages or other causes, whether or not any of the above result from acts or omissions of Landlord. Furthermore, Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national state or local governmental bodies or utilities suppliers in reducing energy or other resources consumption. The failure of Landlord to provide the utilities

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and services specified in this Section 6 shall not constitute a constructive or other eviction of Tenant.

         6.5 Tenant's Other Utilities. Tenant shall pay prior to delinquency for all telephone and all other materials and services not expressly required to be provided by Landlord, which may be furnished to or used in, on or about the Premises during the Term.

  7.     TENANT'S ALTERATIONS: PROTECTION AGAINST LIENS

         7.1 Landlord's Consent Required. Tenant shall not make or permit to be made any alterations, additions or improvements to the Premises or any part thereof, without first obtaining Landlord's written consent. When applying for such consent Tenant shall if required by Landlord, furnish complete plans and specifications for such alterations, additions or improvements. All alterations, additions or improvements to the Premises shall be performed by Contractors selected and supervised be Landlord for Tenant's account and at Tenant's sole cost and expense. Within ten (10) days after receipt of a written statement from Landlord. Tenant shall reimburse Landlord for all cost arising in connection with Landlord's review of plans and specifications and supervision of contractors. Landlord shall have the right to require that any contractor performing alterations, improvements or additions to the Premises shall, prior to commencement of any work, provide Landlord with a performance bond and labor and materials payment bond in the amount of the contract price for the work naming Landlord and Tenant and any other persons designated by Landlord as co-obligees. All alterations, additions, fixtures and improvements, including without limitation all improvements made pursuant to a Scope of work, whether temporary or permanent in character, made in or upon the premises either by Landlord or Tenant shall at once belong to Landlord and become part of the Premises and shall remain on the Premises without compensation of any kind to Tenant, unless Landlord requires their removal under Paragraph 7.2 below. Tenant shall carry insurance as required by Section 10 covering any improvement, alterations or additions to the Premises made or paid for by Tenant it being understood and agreed that none of such alterations, additions or improvements shall be insured by Landlord nor shall Landlord be required under any provision of this Lease to repair, reconstruct or reinstall any such alterations, additions or improvements. Movable furniture and equipment which are removable without material damage to the building or the Premises shall remain the property of Tenant.

         7.2 Removal of Tenant's Alterations. Notwithstanding any contrary provision in this Lease, Tenant shall upon Landlord's written request made prior to or within thirty (30 ) days following the Expiration Date or the earlier termination of this lease, promptly remove any alterations, additions or improvements designated by Landlord to be removed and repair any damage to the Premises resulting form such removal. Landlord may in connection with any such removal which might in Landlord's judgment involve damage to the Premises, require that such removal be performed by a bonded contractor or other person for whom a bond satisfactory to Landlord has been furnished covering the cost of repairing the anticipated damages.

         7.3 Protection against Liens. Tenant shall keep the Premises the Building and the Common Areas free from any liens arising out of work performed materials furnished, or obligations incurred by Tenant and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. In the event that Tenant shall not, within twenty (20) days following imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond , Landlord shall have, in addition to all other remedies provided in this Lease and by law, the right, but no obligation to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith, including attorneys' fees and costs, shall be payable by Tenant upon demand with interest at the Overdue Rate from the date

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such sums are paid or expenses incurred by Landlord. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protaction of Landlord and the Premises, and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give to Landlord at least ten (10) business days' prior written notice of the date of commencement of any work relating to alterations, additions or improvements in or to the Premises.

8.       MAINTENANCE AND REPAIRS

         8.1 Landlord's Obligations. Subject to Section 15 and 16, Landlord shall maintain in good order, condition and repair the structural portions of the Building including the exterior walls, underflooring and roof, the basic heating, ventilating, air conditioning, plumbing, electrical, and fire detection and security systems, and all other portions the of Premises not the obligation of Tenant or any other tenant in the Building. However, if any such maintenance or repair becomes necessary in whole or in part because of wrongful acts or omissions by Tenant or Tenant's employees, agents, invitees or customers, or because of a breaking and entering, Tenant shall pay the entire cost thereof upon demand. Landlord shall not be liable to Tenant, and rent shall not be abated, for any failure by Landlord to maintain and repair areas which are being used in connection with construction of improvements, or for any failure to make any rapairs or perform any maintenance unless such failure shall continue for an unreasonable time after written notice of the need therefor is given to Landlord by Tenant. Landlord shall also not be liable under any circumstances for loss of profits or for injury to or interference with Tenants's business arising from or in connection with the making of or the Failure of Landlord to make any repairs, maintenance, alterations or improvements in or to any portion of the Building or the Common Areas or in or to fixtures, appurtenances and equipment therein.

         8.2      Tenant's Obligations

                  (i) Tenant shall maintain the Premises in good order, condition and repair including the interior surfaces of the ceilings, walls and floors, all doors, interior windows, and all plumbing pipes, valves and fixtures, electrical wiring, panels, switches, and all other fixtures and equipment installed for the use of the Premises by Tenant. Tenant expressly waives the benefit of any statute, ordinance or judicial decision now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

                  (ii) Upon the Expiration Date or the earlier termination of this Lease Tenant shall surrender the Premises in the same condition as received, except for ordinary wear and tear and damage by fire, earthquake, acts of God or the elements, not caused by the wrongful omission of Tenant or Tenant's agents, and shall promptly remove or cause to be removed, at Tenant's expense, from the Premises and the Building any signs, notices and displays placed by Tenant.

                  (iii) Tenant shall repair any damage to the Premises or the Building caused by or in connection with the removal of any articles of personal property, business or trade fixtures, machinery, equipment, cabinetwork, furniture, movable partitions or permanent improvements or additions, including without limitation, repairing the floor and patching and painting the walls where required by Landlord to Landlord's reasonable satisfaction, but excluding any damage caused by reasonable use. Tenant shall indemnify Landlord against any loss or liability resulting from delay by Tenant in so surrendering the Premises, including without limitation, any claims made by any succeeding tenant founded on such delay.

                           (iv)     Tenant shall do all acts required to comply
with all applicable laws, ordinances, regulations and rules of any public authority relating to Tenant's use and occupancy of the Premises.

                           (v)      If Tenant fails to maintain the Premises in
good order, condition and repair, or to comply with applicable laws, ordinances, regulations or rules, Landlord shall give Tenant notice to do such acts as are reasonably required to satisfy its obligations under this paragraph. If Tenant fails to promptly commence such work and diligently prosecute it to completion, Landlord shall have the right, but no obligation, to do such acts and expend such funds as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at the Overdue Rate from the date of such work. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant as a result of performing any such work.

9.       INDEMNITY AND EXEMPTIONS OF LANDLORD

         9.1 Indemnity. Tenant shall indemnify, hold harmless, and defend Landlord against any and all claims of liability for any death or injury to any person or damage to any property whatsoever occurring in, on or about the Premises or any part thereof, or occurring in, on or about any of the Common Areas when such injury or damage is caused in whole or in part by the act, negligence, fault or omission of any duty with respect to the same by Tenant, its agents, contractors, employees, invitees or customers. Tenants shall further indemnify, hold harmless and defend Landlord from and against any and all claims, actions and liabilities arising from (a) any breach or default in the performance of any obligation on Tenant's part to be performed under this Lease, or (b) arising from any act or negligence of Tenant, or any of its agents, contractors, invitees or employees, or (c) any Environmental Damages arising from the presence of Hazardous Materials upon, within or about the Premises due to any act or omission of Tenant or any of its agents, contractors, invitees or employees, or (d) violation of any Environmental Requirements pertaining to the Premises or the activities therein, and (e) from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim, action or liability, and any proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord: provided, however, that Tenant shall not be liable for damage to property or death or injury to person(s) occasioned by the active negligence or intentional misconduct of Landlord or its agents or employees unless covered by insurance Tenant is required to provide.

         9.2 Exemption of Landlord From Liability. Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause other than the active negligence or intentional misconduct of Landlord and its agents or employees. Without limiting the generality of the foregoing, Landlord shall not be liable for injury or damage which may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises cause by or resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, heating, air conditioning or lighting fixtures of the same, whether the damage or injury results from conditions arising upon the Premises or upon other portions of the Building or from other sources. Landlord shall not be liable for any damages arising from any act or omission of any other tenant or occupant of the Building.

10.      INSURANCE

         10.1     Tenant's Insurance.

                                    (i)      At all times during the Term Tenant
shall maintain in effect policies of casualty insurance covering (a) all alterations, additions or improvements in, on or to the Premises as may be made or paid for by Tenant (other than building standard improvements), and (b) all trade fixtures, merchandise and other personal property from time to time in, on or upon the Premises, in an amount not less than their actual replacement cost, providing protection against any peril included within the classification "Fire and Extended Coverage" together with insurance against sprinkler damage, vandalism and malicious mischief, including cost of debris removal and demolition. Replacement cost for purposes hereof shall be determined by mutual agreement, or failing such agreement by an accredited appraiser selected by Landlord, with the cost of such appraisal to be borne by Tenant. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth in
Section 16, the proceeds under clause (a) above shall be paid to Landlord, and the proceeds under clause (b) above shall be paid to Tenant.

                                    (ii)     At all times during the Term Tenant
shall maintain in effect workers' compensation insurance and comprehensive public liability and property damage insurance adequate to protect Landlord against liability for injury to or death of any person or loss or injury to any property in connection with the activities of Tenant in, on or about the Premises of with the use, operation or condition of the Premises. Such insurance at all times shall afford combined single limit coverage in an amount of not less than Two Million Dollars ($2,000.000). The limits of such insurance shall not limit the liability of Tenant under this Lease. All public liability and property damage policies shall contain a provision that Landlord, although, named as an insured, shall nevertheless be entitled to recovery under said policies for any loss occasioned to it, its servants, agents or employees by reason of Tenant's negligence.

                                    (iii)    All insurance required to be
carried by Tenant hereunder shall be issued by responsible insurance companies acceptable to Landlord and any Mortgagee. All policies of insurance provided for in this Lease shall be issued by insurance companies licensed to do business in the State of California, with general policy holder's rating of not less than "A" and a financial rating of not less than "Class X" as rated in the most current available "Best's insurance Reports." Each policy shall name Landlord and at Landlord's request any Mortgagee as an additional insured, as their respective interests may appear, and a duplicate original of all policies or certificates evidencing the existence and amounts of such insurance shall be delivered to Landlord by Tenant at least ten (10) days prior to Tenant's occupancy of the Premises. All policies of insurance delivered to Landlord must contain a provision that the company writing said policy will give Landlord thirty (30) days' written notice in advance of any cancellation or lapse of or any change in such insurance. All public liability, property damage and other casualty insurance policies shall be written as primary policies, not contributing with, and not in excess of coverage which Landlord may carry. Tenant shall furnish Landlord with renewals or "binders" of any such policy at least thirty (30) days prior to the expiration thereof. If Tenant does not procure and maintain such insurance, Landlord may (but shall not be required to) obtain such insurance on Tenant's behalf and charge Tenant the premiums therefor which shall be payable upon demand, and no such action by Landlord shall constitute a waiver of Tenant's default hereunder. Tenant may carry such insurance under a blanket policy, provided such blanket policy expressly affords the coverage required by this Lease by a Landlord's protective liability endorsement or otherwise.

                                    (iv)     Every three (3) years during the
Term or whenever Tenant materially improves or alters the Premises, Tenant shall increase the policy limits for the insurance to be carried by Tenant under this
Section 10 to such amounts as landlord reasonably determines are appropriate.

         10.2 Landlord's Insurance. At all times during the Term Landlord shall maintain in effect a policy or policies of insurance covering the Building in an amount not less than ninety percent (90%) of full replacement cost (exclusive of the cost of excavations, foundations, footings and all tenant improvements constructed at the request or cost of Tenant, but inclusive of the cost of building standard tenant improvements) from time to time during the Term, providing protection against any peril generally included in the classification "Fire and Extended Coverage" together with insurance against sprinkler damage vandalism and malicious mischief. Landlord's obligation to carry the insurance provided for herein may be brought within the coverage of any blanket policy or policies of insurance carried and maintained by Landlord. In addition to the coverage required by this paragraph. Landlord shall be entitled to procure (and include the premiums therefor in Operating Costs) such other types of insurance and in such amounts as Landlord may deem to be necessary or appropriate.

         10.3 Subrogation Waiver. Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, partners, employees, agents and representatives of the other, on account of loss or damage of such waiving party or its property, or the property of others under its control, to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of such loss or damage. Tenant shall, upon obtaining the polices or insurance required under this Lease, give notice to its insurance carrier(s) that the foregoing mutual waiver of subrogation is contained in this Lease. The waivers set forth herein shall be required and effective only to the extent such waivers are available from each party's insurer without additional premium; if an extra charge is incurred to obtain such waiver, it shall be paid by the party in whose favor the waiver runs within fifteen (15) days after written notice from the other party, and, if not so paid such other party's waiver under this paragraph shall be neither required nor effective.

11.      ASSIGNMENT AND SUBLETTING

         11.1 Landlord's Consent Required. Tenant shall not sell, assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Lease or any interest therein, and shall not sublet the Premises or any part thereof, or suffer or permit the Premises or any part thereof to be occupied by any other person (the agents, employees, and invitees of Tenant excepted), without the prior [ILLEGIBLE] of Landlord in each instances and any attempt to do so without such consent shall be voidable and, at Landlord's election, shall constitute a noncurable default under this Lease. No interest of Tenant in this Lease or the Premises shall be assignable by operation of law. Subject to the terms and conditions contained in this section, Landlord shall not unreasonably withhold its consent to voluntary assignment of this Lease or a subletting of the Premises.

         11.2 Tenant's Application. If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, Tenant shall submit to Landlord at least thirty (30) days prior to the proposed effective date of the assignment or sublease, in writing: (a) a notice of intent to assign or sublease, setting forth the proposed effective date thereof; (b) the name of the proposed assignee or subtenant; (c) the nature of the proposed assignee's or subtenant's business to be carried on in the Premises; (d) the terms and provisions of the proposed assignment or sublease: and (e) such financial information as Landlord may request concerning the proposed assignee or subtenant, including recent financial statements and bank references.

         11.3 Required Provisions. All assignment or sublease agreements shall (a) contain such terms as are described in Tenant's notice under Paragraph
11.2 above or as otherwise agreed by Landlord. (b) prohibit further assignments or subleases except with Landlord's written consent, (c) impose the same obligations and condition on the assignee or sublessee as are imposed on Tenant by this Lease (except as to rent and term or as otherwise agreed by Landlord),
(d) be expressly subject and subordinate to each and every provision of this Lease, (e) have a term that expires on or before the Expiration Date. and (f) provide that Tenant and/or the assignee or sublessee shall pay Landlord the amount of any additional costs or expenses incurred by Landlord for repairs, maintanance or otherwise as a result of any change in the nature of occupancy caused by the assignment or sublease.

         11.4 Bonus Rent. Landlord shall be entitled to receive all Bonus Rent payable in connection with any assignment or sublease. Within fifteen (15) days after written request by Landlord. Tenant shall provide and certify to Landlord all financial information required for the calculation of Bonus Rent.

         11.5 Fees for Review. If Landlord retains the services of an attorney to review any aspect of the proposed assignment or sublease transaction. Tenant shall pay to Landlord all attorneys fees reasonably incurred by Landlord in connection therewith. Tenant shall pay such attorneys fees to Landlord within thirty (30) days after written request therefor.

         11.6 No Release of Tenant. No consent of Landlord to any assignment or subletting by Tenant shall relieve Tenant of the obligations to be performed by Tenant under this Lease whether accruing before or after such assignment or subletting, and notwithstanding any subsequent modification extension or renewal of this Lease made with or without Tenant's consent. The consent by Landlord to any transfer or subletting shall not relieve Tenant from the obligation to obtain Landlord's express prior written consent to any other transfer or subleasing. The acceptance by Landlord of payment from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any transfer or sublease, or to be a release of Tenant from any obligation under this Lease. If this Lease is assigned, or if the Premises or any part thereof are sublet or occupied by any person other than Tenant, Landlord may after default by Tenant, collect the rent from any such assignee, transferee, subtenant or occupant and apply the net amount collected to the rent reserved herein, and no such action by Landlord shall be deemed a consent to such assignment, transfer, sublease or occupancy.

         11.7 Assumption of Obligations. Each assignee of Tenant shall assume all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the rent and the performance of all the terms, covenants, conditions and agreements herein contained on Tenants' part to be performed for the Term. No assignment shall be binding on Landlord unless the assignee or Tenant delivers to Landlord a counterpart of the assignment instrument in recordable form which contains a covenant of assumption by the transferee satisfactory in substance and form to Landlord, consistent with the requirements of this section. The failure or refusal of any assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability to Landlord hereunder. Landlord shall have no obligation whatsoever to perform any duty to or respond to any request from any sublessee, it being the obligation of Tenant to administer the terms of its subleases.

         11.8 Deemed Transfers. If Tenant is a privately held corporation, or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate from the Lease Date in excess of fifty percent (50%) shall be deemed an assignment or transfer within the meaning of this section. However, nothing in this section shall prohibit Tenant from assigning this Lease or subletting the Premises or any part thereof to any corporation which controls Tenant is controlled by Tenant or is under common control with Tenant provided Tenant gives Landlord at Least thirty (30) days prior written notice of such subletting or assignment and such subletting or assignment shall not release or discharge Tenant from any liability under this Lease.

         11.9 Landlord's Option to Recapture. Landlord reserves the option, to be exercised by giving notice to Tenant within fifteen (15) days after receipt of Tenant's notice of intent to assign or sublease (it being agreed that no revocation or withdrawal by Tenant of such notice of intent to assign or sublease shall affect Landlord's option) to recapture the portion of the Premises described in Tenant's notice for the remainder of the Term and to terminate this Lease with respect to such recaptured Premises. The effective date of such recapture and termination shall be as specified in Landlord's notice of exercise of its recapture option, but shall not be less than thirty
(30) days nor more than sixty (60) days after the delivery of such notice. The option to recapture reserved to Landlord hereunder shall also arise in the event Tenant shall, voluntarily or involuntarily, sell, assign, mortgage, pledge, encumber or otherwise transfer this Lease or any interest herein, or sublet the Premises or any portion thereof, or suffer or permit the Premises to be occupied by any third person (the agents, employees, invitees and customers of Tenant excepted), without first obtaining the written consent of Landlord; and in such event the recapture option shall apply to the entire Premises and be exercisable by Landlord at any time after the occurrence of the event for which Landlord's consent was required but not obtained by Tenant. If this Lease is terminated pursuant to Landlord's recapture option with respect to only a portion of the Premises, the Base Rent required under this Lease and Tenant's Share shall be adjusted proportionately based on the rentable square footage retained by Tenant and the rentable square footage of the Premises leased by Tenant immediately prior to such recapture and cancellation and Landlord and Tenant shall thereupon execute an amendment of this Lease in accordance therewith. If Landlord so recaptures a portion of the Premises it shall construct and erect as its sole cost such partitions as may be required to sever the space retained by Tenant from the space recaptured by Landlord; provided however that Tenant shall bear the cost of painting covering or otherwise decoration the surfaces of such partitions which face the remaining Premises. Landlord may, without limitation, lease the recaptured portion of the Premises to the proposed subtenant or assignee, on the same or different terms as were proposed by Tenant, without liability to Tenant.

12. SUBORDINATION AND ATTORNMENT

         12.1 Subordination. Upon the written request of Landlord or any Mortgagee, Tenant will in writing subordinate its rights under this Lease to the lien of any mortgage or deed of trust now or hereafter in force against the Premises, the Building or the underlying land and to all advances made or hereafter to be made upon the security thereof, and to all extensions, modifications and renewals thereunder. Tenant shall also, upon Landlord's request, subordinate its rights hereunder to any ground or underlying lease which may now exist or hereafter be executed affecting the Building and/or the underlying land. Tenant shall have the right to condition its subordination upon the execution and delivery of an attornment and nondisturbance agreement as described in Paragraph 12.2, between the Mortgagee or the lessor under any such ground or underlying lease and Tenant. Tenant shall not subordinate its rights hereunder to any lien other than that of a first mortgage or first deed of trust except with the prior written consent of the Mortgagee holding such first mortgage or deed of trust.

         12.2 Attornment. Upon the written request of the Landlord or any Mortgagee or any lessor under a ground or underlying leases, Tenant shall attorn to any such Mortgagee or lessor, provided such Mortgagee or lessor agrees that if Tenant is not in default under this Lease, Tenant's possession of the Premises in accordance with the terms of this Lease shall not be disturbed. Such agreement shall provide among other things, (a) that this Lease shall remain in full force and effect, (b) that Tenant pay rant to said Mortgagee or lessor from the date of said attornment. (c) that said Mortgagee or lessor shall not be responsible to Tenant under this Lease except for obligations accruing subsequent to the date of such attornment, and (d) that Tenant in the event of foreclosure or a deed in lieu thereof or a termination of the ground or underlying lease, will enter into a new lease with the Mortgagee, lessor or other person having or acquiring title on the same terms and conditions as this Lease and for the balance of the Term.

         12.3 Nonmaterial Amendments. If any lender should require any modification of this Lease as a condition of loans secured by a lien on the Premises, the Building or the land underlying the Building, or if any such modification is required as a condition to a ground or underlying lease, Tenant will approve and execute any such modifications, promptly after request by Landlord provided no such modification shall relate to the rent payable hereunder, the length of the Term or otherwise materially change the rights or obligations of Landlord or Tenant.

13.      DEFAULT BY TENANT

         13.1 Acts Constituting Default. In addition to the events specified as a default elsewhere in this Lease, the failure of Tenant to perform each covenant made under this Lease, or any abandonment of the Premises by Tenant, shall constitute a default hereunder. However, Landlord shall not commence any action to terminate Tenant's right of possession as a consequence of a default until any period of grace with respect thereto has elapsed; provided, that any such period of grace shall be in lieu of and not in addition to the period during which Tenant may cure such default following the delivery of notice pursuant to California Code of Civil Procedure Section 1161.

                                    (i)      Subject to the limitation expressed
in Paragraph 13.1.3. Tenant shall have a period of three (3) days from the date of written notice from Landlord within which to cure any default in the payment of any monetary obligations of Tenant under this Lease.

                                    (ii)     Tenant shall have a period of
fifteen (15) days from the date of written notice from Landlord within which to cure any other default under this Lease which is capable of being cured: provided, however, that with respect to any default which cannot reasonably be cured within fifteen (15) days, the default shall not be deemed to be uncured if Tenant commences to cure within five (5) days from Landlord's notice and thereafter prosecutes diligently and continuously to completion all acts required to cure the default.

                                    (iii)    There shall be no period of grace
with respect to any default by Tenant which is not capable of being cured. Landlord and Tenant stipulate that the following defaults are not capable of being cured by Tenant: (a) any default which is specified in this Lease as being incurable; (b) any unauthorized sale, assignment, mortgage, pledge, hypothecation, encumbrance or other transfer of this Lease or any interest herein, or any unauthorized subletting of all or any portion of the Premises;
(c) the commission of waste by Tenant; (d) the failure of Tenant to pay rent or any other monetary obligation of Tenant hereunder on the due date thereof where such failure occurs on more than three (3) consecutive occasions or more than six (6) occasions during any twelve (12) month period; and (e) any other default which is recognized under California law as being incurable.

         13.2 Landlord's Remedies. If Tenant fails to cure a default, or in the event of a default which is not capable of being cured by Tenant, Landlord shall have the following rights and remedies in addition to any other rights and remedies available to Landlord at law or in equity:

                                    (i)      Landlord shall have all rights and
remedies provided by California Civil Code Section 1951.2 (or any successor statute), including nut not limited to recovery of the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of rental loss for the same period that Tenant proves could be reasonably avoided, as computed pursuant to subsection
(b) of said Section 1951.2;

                                    (ii)     Landlord shall have rights and
remedies provided by California Civil Code Section 1951.4 ( or any successor statute), which allows landlord to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant's right to possession. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of receiver upon the Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's right to possession; and

                                    (iii)    Landlord shall have the right but
not the obligation to make any payment or perform any act on Tenant's part as may be required to cure Tenant's default, without waiving its rights based upon such default by Tenant and without releasing Tenant from any of its obligations. All sums so paid and all costs incurred by Landlord together with interest thereon at the Overdue Rate from the date of such payment or the incurrence of such cost by Landlord, whichever occurs first, shall be paid to Landlord on demand.

14.      DEFAULT BY LANDLORD

         14.1 Existence of Default. Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying such failure: provided, however, that if the nature of Landlord's default is such that more than thirty
(30) days are required for its cure, then Landlord shall not be deemed to be in default if it commences such cure within the thirty (30) day period and thereafter diligently prosecutes such cure to completion.

         14.2 Mortgagee's Right To Cure. Tenant shall give any Mortgagee a copy, by registered mail, of any notice of default served upon Landlord, provided that Tenant previously has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the address of such Mortgagee. If landlord fails to cure such default within the time provided in this Lease, any such Mortgagee shall have an additional forty-five (45) days within which to cure such default by Landlord, or if such default cannot be cured within that time, then such additional time as may be necessary if within that forty-five (45) day period the Mortgagee has commenced and is pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so pursued.

         14.3 Judgment Against Landlord. If Tenant recovers any judgement against Landlord for a default by Landlord under this Lease, the judgement shall be satisfied only out of the interest of Landlord in the Building and neither Landlord nor any of its partners, officers, employees or agents shall be personally liable for any such default or for any deficiency.

15.      CONDEMNATION

         15.1 Termination Due To Taking. If all or any part of the Premises are the subject of a Taking, either Landlord or Tenant may, by written notice given to the other within thirty (30) days of receipt of notice of such Taking, elect to terminate this Lease as of the date possession is transferred pursuant to the Taking, provided however, that before tenant may terminate this Lease for a Taking, such Taking must be of such an extent and nature as to substantially impede Tenant's use of the Premises. If any part of the Building other than the Premises shall be the subject of a Taking, Landlord may elect to terminate this Lease. If there is a Taking of all or a part of the Parking Facilities and the parking rights granted to Tenant under Paragraph 2.4 are substantially reduced thereby, Landlord shall have the right to provided replacement parking to compensate for such reduction within other parking areas serving the Office Complex. If such replacement parking is not provided, then for a period of thirty (30) days after Landlord notifies

Tenant that such replacement parking cannot be provided. Tenant shall have the right to terminate this Lease, effective at a time specified by Tenant not to exceed thirty (30) days from the date of the notice.

         15.2 No Termination Due To Taking. If a partial Taking of the Premises does not result in a termination of this Lease, Base Rent, Tenant's Share of Increased Operating Costs and Tenant's parking rights shall be reduced in proportion to what the area of the Premises taken bears to the area of the Premises immediately prior to the Taking. No temporary taking of the Premises or any part of the Building shall terminate this Lease, except at Landlord's election, or give Tenant any right to any abatement of Base Rent or Increased Operating Costs, except that Base Rent and Operating Costs shall be reduced in accordance with the preceding sentence during that portion of any temporary Taking of the Premises lasting more than thirty (30) days. Each party hereto waives the provisions of California Code of Civil Procedure Section 1265.130 (or any successor statute) allowing either party to file a petition to terminate this Lease for a partial Taking.

         15.3 Award For Taking. No award for any partial or entire Taking shall be apportioned, and Tenant hereby assigns to Landlord any and all rights of Tenant to any portion of the award for a Taking. However, nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for taking of personal property belonging to Tenant.

16.       DAMAGE AND DESTRUCTION

         16.1 Partial Damage - Insured. If the Premises or the Building are damaged by a risk covered under fire and extended coverage insurance insuring Landlord, then Landlord shall restore such damage provided insurance proceeds are available to Landlord to pay ninety percent (90%) or more of the cost of restoration, and provided such restoration by Landlord can be completed within eight (8) months after the commencement of work in the opinion of a licensed architect or engineer appointed by Landlord. In such event this Lease shall continue in full force and effect, except that Tenant shall, so long as the damage is not due to the act or omission of Tenant, be entitled to an equitable reduction of Base Rent and Tenant's Share of Excess Building Operating Costs while such restoration takes place, such reduction to be based upon the extent to which the damage or restoration efforts materially interfere with Tenant's use of the Premises.

         16.2 Partial Damage - Uninsured. If the Premises or the Building are damaged by a risk not covered by such insurance or if the insurance proceeds available to Landlord are less than eighty percent (80%) of the cost of restoration, or if the restoration cannot be completed within eight (8) months after the commencement of work in the opinion of the licensed architect or engineer appointed by Landlord, then Landlord shall have the option either to
(a) repair or restore such damage, this Lease continuing in full force and effect, with the Base Rent and Tenant's Share of Excess Building Operating Costs to be equitably reduced as provided in Paragraph 16.1, or (b) give notice to Tenant at any time within ninety (90) days after such damage terminating this Lease as of a date to be specified in such notice, which date shall be not less than thirty (30) nor more than sixty (60) days after the giving of such notice. If such notice is given, this Lease shall expire and any interest of Tenant in the Premises shall terminate on the date specified in such notice. The Base Rent and Tenant's Share of Excess Building Operating Costs during the period prior to the termination shall be reduced as provided in Paragraph 16.1 and paid up through the date of termination.

         16.3 Total Destruction. If the Premises are totally destroyed or in Landlord's judgment the Premises cannot be restored as required herein under applicable laws and regulations, notwithstanding the availability of insurance proceeds, this Lease shall be terminated effective as of the date of the damage.

         16.4 Landlord's Obligations. Any restoration by Landlord pursuant to Paragraphs 16.1 or 16.2 shall be commenced as soon as reasonably possible after the date of damage and prosecuted diligently to completion at the earliest possible date. Landlord shall not be required to carry insurance of any kind on Tenant's property and shall not be required to repair any injury or damage thereto by fire or other causes, or to make any restoration or replacement of any paneling, decorations, partitions, ceilings, floor covering, office fixtures or any other improvements or property installed in the Premises by or at the direct or indirect expense of Tenant (other than building standard tenant improvements), and Tenant shall be required to restore or replace same in the event of damage. Tenant shall have no claim against Landlord for any loss suffered by reason of any such damage, destruction, repair or restoration. Notwithstanding anything to the contrary contained in this section, Landlord shall have no obligation to repair, reconstruct or restore the Premises with respect to damage or destruction as described in this section occurring during the last twelve (12) months of the Term.

         16.5 Waiver by Tenant. Tenant shall have no right to terminate this Lease as a result of any statutory provisions now or hereafter in effect pertaining to the damage and destruction of the Premises or the Building, except as expressly provided herein, and Tenant expressly waives the provisions of California Civil Code Sections 1932(2) and 1933(4) with respect to any damage or destruction of the Premises.

         17.      DEFINITIONS

         17.1 "Base Rent" means the monthly rent payable pursuant to Paragraph 4.1 and as specified in the Basic Lease Provisions.

         17.2 "Base Year" means the calendar year specified in the Basic Lease Provisions.

         17.3 "Basic Lease Provisions" means the provisions contained in Paragraph 1.2 of this Lease.

         17.4 "Bonus Rent" means the excess of (a) all consideration received by Tenant from an assignment of this Lease or a sublease of all or any portion of the Premises over (b) the Base Rent, Increased Operating Costs and other charges payable by Tenant to Landlord under this Lease (prorated, in the case of a sublease of less than all of the Premises, to reflect obligations allocable to only the portion of the Premises so sublet). In determining the total consideration under the foregoing clause (a), Tenant shall be entitled to exclude therefrom reasonable leasing commissions paid by Tenant to any unaffiliated third party, payments attributable to the amortization of the cost of improvements Tenant must make to the Premises at its cost to ready same for the assignee or sublessee, and other reasonable, out-of-pocket costs paid by Tenant which are directly related to Tenant's obtaining the assignment or sublease.

         17.5 "Building" means the highrise office building described in the Basic Lease Provisions, the parcels of land on which such office building is situated, all other improvements situated on the land, and all rights end easements appurtenant thereto. Except where the context requires otherwise, references to the "Building" shall include the Common Areas and the Parking Facilities serving the Building and other buildings in the Office Complex.

         17.6 "Commencement Date" means the date determined pursuant to Paragraph 3.2 of this Lease for the commencement of the Term.

         17.7 "Common Areas" means areas within the Building (including common corridors and hallways, stairwells, elevators, restrooms, lobbies and other public areas) and within the Office Complex which are available for nonexclusive use by Tenant and other tenants of the Building or the Office Complex.

         17.8 "Environmental Damages" means all claims, judgments, damages, losses; penalties, fines, liabilities, strict costs and expenses of defense of any claim and of any settlement or judgment, including without limitation reasonable attorneys' fees and consultants' fees, any of which are incurred at any time as a result of the existence of "Hazardous Material" upon, about, beneach the Premises or migrating or threatening to migrate to or from the Premises, or the existence of a violation of "Environmental Requirements" pertaining to the Premises, including, without limitation: (a) damages for personal injury, or injury to property or natural resources occurring upon or off of the Premises, foreseeable or unforeseeable, including, without limitation, lost profits, consequential damages, interest and penalties including but not limited to claims brought by or on behalf of employees of Tenant, with respect to which Tenant waives any immunity to which it may be entitled under any industrial or worker's compensation laws; (b) diminution in the value of the Premises, and damages for the loss of or restriction on the use of or adverse impact on the marketing of rentable or usable space or of any amenity of the Premises: (c) fees incurred for the services of attorneys, consultant, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such "Hazardous Materials" or violation of "Environmental Requirements" including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remedial, removal, containment, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision, or reasonably necessary to make full economic use of the Premises or any other property or otherwise expended in connection with such conditions, and including without limitation any attorneys' fees, costs and expenses incurred in enforcing this agreement or collecting any sums due hereunder; and (d) liability to any third person or governmental agency to indemnify such person or agency for costs expended in connection with the items referenced in subparagraph(c) herein.

         17.9 "Environmental Requirements" means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including, without limitation: (a) all requirements, including but not limited to, those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of "Hazardous Materials," chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials, or wastes, whether solid, liquid or gaseous in nature; and (b) all requirements pertaining to the protection of the health and safety of employees or the public.

         17.10 "Expiration Date" means the scheduled date on which the Term will expire as determined pursuant to Paragraph 3.2 of this Lease.

         17.11 "Hazardous Materials" means any chemical substance (a) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action or policy; or (b) which is or becomes defined as a "hazardous waste" or "hazardous substance" under any federal, state or local statute, regulation or ordinance or amendments thereto; or (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof: or (d) the presence of which on the Premises causes or threatens to cause a nuisance upon the Premises or to adjacent properties or poses or threatens to pose a hazard to the Premises or the health or safety of persons on or about the Premises; or (e) without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons; or (f) which contains polychlorinated bipheynols(PCBs), asbestos or urea formaldehyde foam insulation.

         17.12 "Increased Operating Costs" means the amount by which the Operating Costs during any Subsequent Year exceed the Operating Costs for the Base Year.

         17.13 "Landlord's Work" means the work, if any, to be performed by Landlord to ready the Premises for Tenant's occupancy, as specified in the Scope of Work.

         17.14 "Lease Date" means the date specified in the Basic Lease Provisions, which shall be the effective date of execution of this Lease by Landlord and Tenant unless otherwise provided in this Lease.

         17.15 "Mortgagee" means the holder of any mortgage or deed of trust secured by the Building or the Premises or any portion thereof.

         17.16 "Office Complex" means the development comprised of the three office buildings commonly known as Watergate Towers I, II and III, addressed, respectively, as 1900 Powell Street, 2200 Powell Street and 2000 Powell Street, respectively, Emeryville, California.

         17.17 "Operating Costs" means all actual costs of ownership, operation, maintenance, repair and management of the Building, including the Building's share of all such costs of the Parking Facilities and the common Areas which are shared with other buildings in the Office Complex to be based on Landlord's reasonable allocation among the buildings. If during the Base Year or any subsequent Year the Building is less than ninety-five percent (95%) occupied, those Operating Costs which vary based on the level of occupancy shall be adjusted upward to reflect, in Landlord's reasonable judgment, the Operating Costs that would apply during such year if the Building were at least ninety-five percent (95%) occupied.

                  17.17.1  Operating Cost shall include:

                           (a)      salaries, and other compensation, including
payroll taxes, vacation, holiday and other paid absences, and welfare, retirement and other fringe benefits, paid to employees, independent contractors or agents of Landlord engaged in the operation, repair, management or maintenance of the Building, including (i) elevator operators, (ii) window cleaners, miscellaneous repair personnel, janitors, cleaning personnel and porters, (iii) security personnel and caretakers, and (iv) engineers, mechanics, electricians and plumbers;

                           (b)      repairs and maintenance of the Building and
the costs of supplies, tools, materials and equipment for such repairs and maintenance that are under generally accepted accounting principles not capitalized;

                           (c)      premiums and other charges incurred by
Landlord for insurance on the Building and for Landlord's employees, including
(i) fire and extended coverage insurance, and earthquake, windstorm flood, and explosion insurance, (ii) public liability and property damages insurance, (iii) workers' compensation insurance, (iv) boiler and machinery insurance, sprinkler leakage, water damage and related liability insurance, and burglary, fidelity and pilferage insurance on equipment and materials, (v) health, accident and group life insurance, (vi) all such insurance as Landlord is required to carry under Section 10 of this Lease, and (vii) such other insurance as is customarily carried by operators of comparable first-class office buildings in the San Francisco Bay Area:

                           (d)      costs incurred for inspection and servicing,
including all outside maintenance contracts necessary for the maintenance of the Building, such as janitorial and window cleaning, rubbish removal, exterminating, water treatment, elevator, electrical, plumbing and mechanical equipment, and the cost of materials, tools supplies and equipment used for inspection and servicing of the Building;

                           (e)      cost incurred for electricity, water, gas,
fuel and other utilities;

                           (f)      payroll taxes, federal taxes, state and
local unemployment taxes, and social security taxes paid for the employees of Landlord engaged in the operation, maintenance and repair of the Building;

                           (g)      sales, use and excise taxes on goods and
services purchased by Landlord for use in the Building;

                           (h)      license, permit and inspection fees;

                           (i)      accounting and legal fees;

                           (j)      customary management fees not to exceed five
percent (5%) of the gross revenues of the Building;

                           (k)      the annual amortization over its useful
life, with a reasonable salvage value on a straightline basis, of the costs of any capital improvements made by Landlord and required by any changes in applicable laws, rules and regulations of any governmental authority enacted after the Building was completed;

                           (l)      the annual amortization over its useful
life, with a reasonable salvage value on a straightline basis, of the costs of any equipment or capital improvements made by Landlord after the Building was completed as a labor-saving measure or to accomplish other savings in operating, repairing, managing or maintaining the Building, but only to the extent of the savings;

                           (m)      the annual amortization, over its useful
life on a straight line basis, of the cost of any exterior window draperies provided by Landlord and the carpeting in the Common Areas;

                           (n)      any costs for substituting work, labor,
materials or services in place of any of the above items, or for any additional work, labor, materials, services or improvements to comply with any governmental laws, rules regulations or other requirements applicable to the Building enacted after the Building was completed which are considered operating expenses under Generally Accepted Accounting Principles;

                           (o)      other costs reasonably necessary to
maintain, operate, repair and manage the Building in a first-class manner and condition;

                           (p)      all real property taxes on the Building, the
land on which the Building is situated, and the various estates in the Building and a proportion of the real property taxes on the land and improvements comprising the Parking Facilities and the Common Areas shared with other buildings in the Office Complex, based on Landlord's reasonable allocation among the buildings using such facilities and areas;

                           (q)      all personal property taxes levied on
property used in the operation of the Building;

                           (r)      all taxes of every kind and nature
whatsoever levied or assessed in lieu of or in substitution for existing or additional real or personal property taxes on the Building, land or personal property other than taxes covered by paragraph 4.5, including, but not limited to, any charge, levy, excise or assessment upon Landlord's business of leasing the Premises or other portions of the Building or the Parking Facilities; and

                           (s)      the cost to Landlord contesting the amount,
validity or applicability of any of the foregoing items.

                  17.17.2  Operating Costs shall exclude:

                           (a)      leasing commissions, costs, disbursements
and other expenses incurred for leasing, renovating or improving space for tenants;

                           (b)      the cost of electricity or other services
sold to tenants for which Landlord is to be reimbursed as a charge over the rent payable under the leases with such tenants;

                           (c)      costs incurred because Landlord or another
tenants violated the terms of any lease of the Building;

                           (d)      interest on debt or amortization payments on
mortgages or deeds of trust or any other debt for borrowed money, except as herein expressly permitted;

                           (e)      items and services for which Tenant
reimburses Landlord or pays third parties or that Landlord provides selectively to one or more tenants of the Building other than Tenant without reimbursement;

                           (f)      advertising and promotional expenses;

                           (g)      repairs or other work needed because of fire
or other casualty insured against by Landlord;

                           (h)      costs incurred in operating the Parking
Facilities except to the extent the cost of operating the Parking Facilities exceeds the revenues generated from operation thereof;

                           (i)      nonrecurring costs incurred to remedy
structural defects in the original construction materials or insulation; and

                           (j)      costs incurred by Landlord for alterations
that are considered capital improvements under generally accepted accounting principles except to the extent the same are expressly permitted under Paragraph 17.17.1.

         17.18 "Overdue Rate" means the lesser of: (a) eighteen percent (18%) per annum; or (b) the maximum rate permitted under applicable usury law.

         17.19 "Parking Charge" means the monthly amount to be paid by Tenant for each parking permit issued to Tenant pursuant to paragraph 2.4, which amount is specified in the Basic Lease Provisions and subject to increase.

         17.20 "Parking Facilities" means the parking lot(s) and parking structure(s) located within or adjacent to the Office Complex and designated by Landlord as serving the Building.

         17.21 "Premises" means the portion of the Building demised by this Lease, as designated by suite number in the Basic Lease Provisions and shown on Exhibit A to this Lease.

         17.22 "Rules and Regulations" means the rules and regulations regulating the use of the Premises, the Common Areas, Parking Facilities and other portions of the Building promulgated by Landlord from time to time as provided in paragraph 5.6 of this Lease.

         17.23 "Security Deposit" means the amount specified in the Basic Lease Provisions, which is to be held by Landlord to secure Tenant's performance of its obligations under this Lease as provided in paragraph 4.2.

         17.24 "Scope of Work" means the Scope of Work Agreement if any, executed by Landlord and Tenant concurrently with their execution of the Lease, which will be attached as Exhibit B to this Lease and will establish the full extent of Landlord's Work in readying the Premises for Tenant's occupancy hereunder.

         17.25 "Subsequent Year" means any calendar year during the Term after the Base Year.

         17.26 "Substantial Completion" means (a) completion, as determined in the event of a dispute by Landlord's architect in accordance with AIA standards, of Landlord's Work except for such items as constitute a minor defect or deficiency which can be completed or corrected after occupancy without causing any material interference with Tenant's use of the Premises, and (b) the issuance of a certificate of occupancy by the City of Emeryville or such other governmental authorization as may be required for occupancy of the Premises.

         17.27 "Taking" means the taking of property or any interest therein for public or quasi public use by exercise of the power of eminent domain or otherwise, or a taking in the nature of inverse condemnation, with or without litigation, or a transfer of property or any interest therein pursuant to an agreement entered into under threat of exercise of the power of eminent domain.

         17.28 "Tenant Parking" means the number of permits to park passenger automobiles in the Parking Facilities which are to be issued to Tenant pursuant to paragraph 2.4, and as specified in the Basic Lease Provisions.

         17.29 "Tenant's Share" means the ratio that the rentable square footage of the Premises bears to the total rentable square footage of the Building. If the rentable square footage of the Premises and/or the total rentable square footage of the Building changes, Tenant's Share shall be appropriately adjusted so that it at all times reflects the proportion which the rentable square footage of the Premises bears to the total rentable square footage of the Building.

         17.30 "Term" means the term of this Lease, including any permitted extensions or renewals thereof.

18. MISCELLANEOUS PROVISIONS

         18.1 Estoppel Certificates. Within ten (10) days following any written request Landlord may make from time to time, Tenant without any charge therefor, shall execute, acknowledge and deliver a statement certifying: (a) the Commencement Date of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in the statement; and (e) such other matters as may be reasonably requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by a mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein. Tenant's failure to deliver any such statement within said ten (10) day period shall constitute a material default, and Tenant shall indemnify and hold Landlord harmless form and against any and all liability, loss, cost, damage and expense which Landlord may sustain or incur as a result of or in connection with Tenant's failure or delay in delivering such statement. If Landlord elects to sell the Building or to obtain loans secured by a lien on the Building, Tenant, promptly after demand, shall provide to any such purchaser or lender financial statements of Tenant reasonably required by the purchaser or lender. The financial statements so provided shall be kept confidential as to any parties other than the purchaser or lender.

         18.2 Surrender of Premises. A voluntary or other surrender of this Lease by Tenant or the mutual cancellation of this Lease shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

         18.3 Light and Air. No diminution of light, air or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of rent under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease.

         18.4 Waiver. If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of the term, covenant or condition itself or a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. Furthermore, the acceptance of rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepts such rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

         18.5 Attorneys' Fees. In the event that any action or proceeding (including arbitration) is brought to enforce or interpret any term, covenant or condition of this Lease on the part of Landlord or Tenant, the prevailing party in such action or proceeding (whether after trial or appeal) shall be entitled to recover from the party not prevailing its expenses therein, including reasonable attorneys' fees and all allowable costs. If Landlord is made a party to any action or proceeding commenced by a third party due to any actual or alleged act or omission of Tenant or Tenant's agents, employees, contractors, invitees or subtenants, Tenant shall indemnify and hold Landlord harmless from all costs incurred in such action or proceeding, including reasonable attorneys' fees. If Tenant requests Landlord's consent to, approval of or signature on any instrument or agreement which would alter or affect Landlord's legal rights and duties, Tenant shall reimburse Landlord upon demand for Landlord's reasonable attorneys' fees incurred in connection with the review and evaluation of the requested action.

         18.6 Notices. Any notice required or permitted under this Lease shall be in writing and shall be delivered either personally or by depositing same in the United States Mail, postage prepaid, registered or certified, return receipt requested, addressed to the intended recipient at such party's address set forth in the Basic Lease Provisions or at such other address as such party has theretofore specified by written notice delivered in accordance with this paragraph. Any notice delivered by mail in the manner specified in this paragraph shall be deemed delivered on the earlier of the third day following deposit hereof in the United States Mail or on the delivery date shown on the return receipt prepared in connection therewith; and any such notice specifying a default by Tenant shall be deemed sufficient for all purposes under California Code of Civil

Procedure Section 1161 and 1162, notwithstanding the fact that such notice is not personally served on Tenant or that such notice does not demand possession of the Premises as an alternative to Tenant's curing of such default.

         18.7 Merger. Notwithstanding the acquisition (if same should occur) by the same party of the title and interests of both Landlord and Tenant under this Lease, there shall never be a merger of the estates of Landlord and Tenant under this Lease, but instead the separate estates, rights, duties and obligations of Landlord and Tenant, as existing hereunder, shall remain unextinguished and continue, separately, in full force and effect until this Lease expires or otherwise terminates in accordance with the express provisions herein contained.

         18.8     Substituted Premises. [Deleted]

         18.9 Headings. Words used in neuter gender include the feminine and masculine, where applicable. If there is more than one Tenant, the obligations imposed under this Lease upon Tenant shall be joint and several. The headings and titles to the sections and paragraphs of this Lease are used for convenience only and shall have no effect upon the construction or interpretation of this Lease.

         18.10 Time And Applicable Law. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by and interpreted in accordance with the laws of the States of California.

         18.11 Successors And Assigns. Each conveyance by Landlord or its successors in interest of Landlord's interest in the Building or the Premises prior to the expiration or termination of this Lease shall be subject to this Lease and shall relieve the grantor of all further liability or obligations as Landlord, except for such liability or obligations accruing prior to the date of such conveyance. If any Security Deposit has been given to Landlord, Landlord shall deliver such Security Deposit to Landlord's successor in interest and thereupon be released of all further liability with regard thereto without the requirement of any notice thereof to Tenant. Tenant agrees to attorn to Landlord's successors in interest, whether such interest is acquired by sale, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Subject to the foregoing and to the provisions of Section 16, the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties hereto.

         18.12 Entry by Landlord. Landlord and its authorized representative shall have the right to enter the Premises: (a) to inspect the Premises; (b) to supply any service provided to Tenant hereunder; (c) to show the Premises to prospective brokers; agents, purchasers, lenders or tenants; (d) to post notices of non-responsibility, (e) to alter, improve or repair the Premises and any other portion of the Building; and (f) to erect scaffolding and other necessary structures, where required by the work to be performed, all without reduction or abatement of rent. Tenant hereby waives any claim for damages for any injury to or interference with Tenant's business or quiet enjoyment of the Premises or any other loss occasioned by such entry. Landlord shall at all times have a key to unlock all doors in and about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any means which Landlord deems proper to open said doors in an emergency, and any such entry to the Premises shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into the Premises or a detainer of the Premises or an eviction of Tenant from any portion of the Premises.

         18.13 Entire Agreement. This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties hereto.

         18.14 Severability. If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         18.15 Signs. Tenant shall not place or permit to be placed in or upon the Premises where visible from outside the Premises or any part of the Building, any signs, notices, drapes, shuttars, blinds or window coatings, or displays of any type without the prior written consent of Landlord. Landlord shall consent to the location at the cost of Tenant, of a building standard sign on or near the entrance of the Premises and shall include Tenant in the Building directories located in the Building. Landlord reserves the right in Landlord's sole discretion to place and Locate on the roof and exterior of the Building and in any area of the Building not leased to Tenant, such signs, notices, displays and similar items as Landlord deems appropriate in the proper operation of the Building.

         18.16 Execution By Landlord. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises. This document becomes effective and binding only upon execution and delivery hereof by Tenant and by Landlord. No act or omission of any employee or agent of Landlord or of Landlord's broker shall alter, change or modify any of the provisions hereof.

         18.17 Brokers. Tenant shall hold Landlord harmless from all damages (including attorneys fees and costs) resulting from any claims that may be asserted against Landlord by any broker, finder, or other person with whom Tenant has or purportedly has dealt, except the leasing agent for the Building duly appointed by Landlord.

         18.18 Name Of Building. Tenant shall not use the name of the Building for any purpose other than the address of the business to be conducted by Tenant in the Premises. Tenant shall not use any picture of the Building in its advertising, stationery or in any other manner so as to imply that the entire Building is leased by Tenant. Landlord expressly reserves the right at any time to change the name or street address of the Building without in any manner being liable to Tenant therefor.

         18.19 Nonrecordability Of Lease. Tenant agrees that in no event shall this Lease or a memorandum hereof be recorded without Landlord's express prior written consent, which consent Landlord may withhold in its sole discretion.

         18.20 Construction. All provisions hereof, whether covenants or conditions, shall be deemed to be both covenants and conditions. The definitions contained in this Lease shall be used to interpret the Lease. All rights and remedies of Landlord and Tenant shall, except as otherwise expressly provided, be cumulative and non-exclusive of any other remedy at law or in equity.

         18.21 Inability To Perform. This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of force majeure, strike, labor troubles, acts of God, acts of government, unavailability of materials or labor, or any other cause beyond the control of Landlord.

         18.22 Authority. If Tenant is a corporation, each individual executing this Lease on behalf of Tenant represents and warrants that Tenant is qualified to do business in California and that he is duly authorized to execute and deliver this Lease on behalf of Tenant and shall deliver appropriate certification to that effect if requested. If Tenant is a partnership, joint venture, or other unincorporated association, each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant and that this Lease is binding on Tenant. Furthermore, Tenant agrees that the execution of any written consent hereunder, or any written modification or termination of this Lease, by any general partner of Tenant or any other authorized agent of Tenant, shall be binding on Tenant.

         18.23 Quiet Enjoyment. So long as Tenant is not in default under this Lease, Tenant shall have quiet enjoyment of the Premises for the Term, subject to all the terms and conditions of this Lease and all liens and encumbrances prior to this Lease.

19. CONTINGENCY: The effectiveness of this Lease is specifically conditioned on the full execution of the Termination Agreement between Sybase as Tenant and Spieker Properties, L.P. as Landlord for reduced premises equaling 3,403 rentable square feet and 2,934 useable square feet. If said Termination Agreement is not fully executed and commenced, this Lease shall be of no further force or effect and without recourse to either party.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and the year first above written.

                                    LANDLORD

                                    SPIEKER PROPERTIES, L.P.,
                                    A CALIFORNIA LIMITED PARTNERSHIP

                                    By: Spieker Properties, Inc.,
                                        a Maryland corporation,
                                        its general partner

                                        By: /s/ [ILLEGIBLE]
                                            -------------------------------

                                        Its: SENIOR VICE PRESIDENT

                                        Date: 3/3/98

                                    TENANT

                                    EXTENSITY, INC.
                                    A DELAWARE CORPORATION

                                    By:  /s/ S. Sasson
                                         -------------------------------

                                    Its: PRESIDENT

                                    Date: 1-12-98

                                    EXHIBIT A

                              [FLOOR PLAN GRAPHIC]

Tower II          2200 Powell Street        Emeryville, CA 94608         Floor 4

                                    Exhibit B

                                  Scope of Work

1. Scope of Work to that certain Lease between Spieker Properties, L.P., a California limited partnership ("Landlord"), and Extensity, Inc., a Delaware corporation ("Tenant"), dated 1-12-98, 1997.

2. The Premises will be delivered "as is" in their current condition, however Landlord at Landlord's sole cost and expense shall cause to have the following work completed utilizing Building Standard materials:

         1. Provide new carpet and paint in the area as depicted in Exhibit B-1.

         2.       Construct one office and wing wall near reception area.

         3. Construct demising wall as depicted and construct encased opening to Suite 400.

3. Tenant, at Tenant's sole cost and expense, shall be responsible for the cost of telephone and computer installation, including wiring.

"LANDLORD"

SPIEKER PROPERTIES, L.P.
A CALIFORNIA LIMITED PARTNERSHIP

By:      Spieker Properties, Inc.
         a Maryland Corporation

Its:     General Partner

BY /s/ [ILLEGIBLE]                           Date: 3/3/98
   -----------------------------
         John Winther
         Senior Vice President

"TENANT"

EXTENSITY, INC.
A DELAWARE CORPORATION

By: /s/ S. Sasson                            Date: 2-24-98
    ---------------------------

Its: President & CEO

Print Name: Sharam Sasson

                                   EXHIBIT B-1

                              [FLOOR PLAN GRAPHIC]

Tower II    2200 Powell Street     Emeryville, CA 94608    Floor 4

                              AMENDMENT NUMBER ONE

Between:          Spieker Properties, L.P., a California Limited Partnership

                  As Landlord

And:              Extensity, Inc., a California Corporation

                  As Tenant

Covering the Premises known as: 2200 Powell Street, Suite 400
                                Emeryville, California 94608

This AMENDMENT NUMBER ONE amends that certain Lease between Landlord and Tenant dated January 12, 1998 ("Lease") for premises on the fourth (4th) floor of Watergate Tower II, commonly known and described as Suite 400, 2200 Powell Street, Emeryville, CA ("Premises"). Landlord and Tenant hereby mutually acknowledge and agree that Tenant shall expand their premises as follows:

1.       PREMISES

         Tenant shall lease an additional 3,072 rentable square feet of space located in Watergate Tower II, more commonly known as 2200 Powell Street, at the Watergate Office Tower Complex in Emeryville, California, as outlined in red on the attached Exhibit "A" ("Expansion Premises"). The total Premises shall now be 6,475 rentable square feet.

2.       TERM

         The Term for the Expansion Premises shall commence on June 1, 1998 and expire on June 15, 1999.

3.       BASE RENT

         Effective June 1, 1998, the Base Rent for the Expansion Premises will be stepped as follows:

                  6/01/98 - 1/31/99          $6,881.28 per month
                  2/01/99 - 5/31/99          $7,188.48 per month
                  6/01/99 - 6/15/99          $3,833.86 per month

         The new combined monthly total shall be as follows:

                  6/01/98 - 1/31/99          $14,538.03 per month
                  2/01/99 - 5/31/99          $15,151.50 per month
                  6/01/99 - 6/15/99          $ 7,815.31 per month

4.       TENANT'S PROPORTIONATE SHARE

         For purposes of calculating tax and operating expense increases, Tenant's proportionate share for the Expansion Premises shall be 1.34%. The total proportionate share for the combined Premises shall now be 2.83%.

5.       BASE YEAR

         Tenant shall be responsible for paying its proportionate share of tax and operating expense increases which occur over the Base Year 1998.

6.       CONDITION OF PREMISES

         Occupancy of the Premises by Tenant shall conclusively determine that Tenant accepts the Premises in "as-is" condition, other than the following improvements:

                  1.       Stretch and clean carpet.

                  2.       Touch up paint where necessary.

                  3.       Demolish demising wall and existing wall.

7.       SECURITY DEPOSIT

         Tenant's Security Deposit Lease shall be increased by $7,188.48 to equal $15,151.50.

8.       MISCELLANEOUS

         Capitalized words and phrases used in this Amendment and not specifically defined herein shall have the meanings given them in the Lease. In case of conflict between the Lease and this Amendment, the latter shall control.

         The Lease remains in full force and effect, and is unmodified except as provided in this Amendment; and Landlord and Tenant hereby ratify and approve the Lease.

         IN WITNESS WHEREOF, the parties hereto have signed and sealed this Amendment this 28th day of APRIL 1998.

         "LANDLORD"

         SPIEKER PROPERTIES, L.P.
         A CALIFORNIA LIMITED PARTNERSHIP

         By: Spieker Properties, Inc.
             a Maryland Corporation

         Its: General Partner

         BY /s/ [ILLEGIBLE]                  Date: 5/29/98
            ---------------------------

         "TENANT"

         EXTENSITY, INC.
         A CALIFORNIA CORPORATION

         By: /s/ S. Sasson                   Date: 4-27-98
             -------------

         Its: PRESIDENT

         Print Name: SHARAM SASSON

                                    EXHIBIT A

                              [FLOOR PLAN GRAPHIC]

Tower II    2200 Powell Street     Emeryville, CA 94608    Floor 4

                              AMENDMENT NUMBER TWO

Between:          Spieker Properties, L.P., a California Limited Partnership

                  As Landlord

And:              Extensity, Inc., a Delaware Corporation

                  As Tenant

Covering the Premises known as:     2200 Powell Street, Suite 400
                                    Emeryville, California 94608

This AMENDMENT NUMBER TWO amends that certain Lease between Landlord and Tenant dated January 12, 1998, and later amended in Amendment One, dated April 28,1998, ("Lease") for premises located on the fourth (4th) floor of the building known as Watergate Tower II, at 2200 Powell Street, Emeryville, California ("Building").

Landlord and Tenant hereby mutually acknowledge and agree that effective October 26,1998, Tenant shall expand the premises to include an additional 4,850 rentable square feet, commonly known as Suite 450.

1.       PREMISES

         Effective October 26, 1998, the Premises shall include an additional 4,850 rentable square feet, for a total of 11,325 rentable square feet, (excluding Fetzer Vineyards sublease space), as shown in Exhibit "A".

2.       TERM

         The Term for Suite 450, consisting of 4,850 rentable square feet shall commence on October 26, 1998, and expire on June 15, 1999.

3.       BASE RENT

         The Base Rent shall include normal full services and shall be as follows:

         SUITE 450:

                  10/26/98 - 6/15/99:                  $10,815.50 per month

4.       TENANT'S PROPORTIONATE SHARE

         For purposes of calculating tax and operating expense increases, effective October 26, 1998, Tenant's proportionate share of the building for Suite 450 (4,850 rentable square feet) shall be 2.12%.

5.       BASE YEAR

         Tenant shall be responsible for paying its proportionate share of tax and operating expense increases which occur over the Base Year 1999.

7.       TENANT IMPROVEMENTS

         Tenant agrees to accept the Premises in "as-is" condition.

8.       SECURITY DEPOSIT

         Tenant shall pay to Landlord a Security deposit in the amount of $10,815.50

9.       MISCELLANEOUS

         Capitalized words and phrases used in this Amendment and not specifically defined herein shall have the meanings given them in the Lease. In case of conflict between the Lease and this Amendment, the latter shall control.

         The Lease remains in full force and effect, and is unmodified except as provided in this Amendment; and Landlord and Tenant hereby ratify and approve the Lease.

         IN WITNESS WHEREOF, the parties hereto have signed and sealed this Amendment this 19TH day of OCTOBER 1998.

         "LANDLORD"

         SPIEKER PROPERTIES, L.P.
         A CALIFORNIA LIMITED PARTNERSHIP

         By: Spieker Properties, Inc.
             a Maryland Corporation

         Its: General Partner

         BY /s/ [ILLEGIBLE]                              Date: 10/19/98
            ------------------

         "TENANT"

         EXTENSITY, INC.
         A DELAWARE CORPORATION

         By: /s/ S. Sasson                               Date: 10/19/98
             -----------------
         Its: PRESIDENT & CEO

         Print Name: SHARAM SASSON

                                  EXHIBIT "A"

                              (FLOOR PLAN GRAPHIC)

                                                 ADDRESS :  WATERGATE TOWER II
                                                            2200 POWELL STREET
                                                            EMERYVILLE, CA 94608

                                                 FLOOR :    4th FLOOR

                             AMENDMENT NUMBER THREE

Between: Spieker Properties, L.P., a California Limited Partnership

         As Landlord

And:     Extensity, Inc., a Delaware Corporation

         As Tenant

Covering the Premises known as: 2200 Powell Street, Suite 400
                                Emeryville, California 94608

This AMENDMENT NUMBER THREE amends that certain Lease between Landlord and Tenant dated January 12, 1998, and later amended in Amendment One, dated April 28,1998, and Amendment Number Two dated October 12, 1998 (the "Lease") for premises located on the fourth (4th) floor of the building known as Watergate Tower II, at 2200 Powell Street, Emeryville, California ("Building").

Effective July 16,1999, the Lease shall include Suites 400,410, 450 and 455, consisting of 19,839 rentable square feet (the "Premises"), and for purposes of this Amendment shall be referred to as Suite 400.

Effective July 16, 1999, the Lease Term shall be extended by four (4) years, to June 30, 2003.

1.       PREMISES

         Suite 400, consisting of 19,839 rentable square feet, and as shown in red on the attached Exhibit "A".

2.       TERM

         The term of the Lease shall commence June 16, 1999, and shall expire on June 30, 2003.

3.       BASE RENT

         The Base Rent shall include normal full services and shall be as follows:

6/16/99-6/30/99:       $42,671.83 per month
 7/1/99-6/30/00:       $39,678.00 per month
 7/1/00-6/30/01:       $47,216.82 per month
 7/1/01-6/30/02:       $49,399.11 per month
 7/1/02-6/30/03:       $50,986.23 per month

4.       TENANT'S PROPORTIONATE SHARE

         Effective June 16, 1999, Tenant's proportionate share of the building for the purposes of calculated operating expense and tax increases shall be 8.66%.

5.       BASE YEAR

         Tenant shall be responsible for paying its proportionate share of tax and operating expense increases which occur over the Base Year 1999.

6.       FIRST RIGHT TO NEGOTIATE FOR ADDITIONAL SPACE

         GRANT OF RIGHT. During the Term of this Lease and provided Tenant is not in default under this Lease, Tenant shall have the right to negotiate (the "Negotiation Right") to lease an additional 8,210 rentable square feet of office space on the Third (3rd ) Floor in the Building (the "Spieker Space") as such space becomes available. This Negotiation Right shall arise and may be exercised only in accordance with the terms of this section.

         NOTICE OF SPACE REQUIREMENT. As Tenant requires additional space, Tenant shall notify Landlord in writing of its additional space requirements, (the "Requirement Notice"). Tenant's Negotiation Right shall become operative upon Landlord's receipt of Tenant's Requirement Notice; provided, however, that such Negotiation Right shall be subject to any preexisting options, rights of refusal or rights to negotiate contained in leases with other tenants. For purposes hereof, a right of refusal or right to negotiate in another lease shall be deemed to preexist Tenant's Negotiation Right where the same became operative prior to the date Tenant delivered its Requirement Notice to Landlord, (even though such other lease may have been executed after the execution of this Lease). Tenant shall immediately notify Landlord in writing of the cessation of any requirement for additional space as set forth in a previously delivered Requirement Notice; and such subsequent notice shall serve to terminate any previous Requirement Notice and Tenant's Negotiation Right.

         EXERCISE OF NEGOTIATION RIGHT. Where Tenant's Negotiation Right is operative and not subject to any preexisting options, rights of refusal or rights to negotiate in other leases, the following procedure shall apply:

         (a) At such time the Spieker Space is available for lease, Landlord shall give Tenant notice thereof and shall specify in such notice the rent and other basic terms on which Landlord is willing to lease the Spieker Space to Tenant (the "Offer Notice"), provided that:

         (b) Tenant shall have a period of ten (10) days after receipt of the Offer Notice within which to notify Landlord to writing of Tenant's exercise of the Negotiation Right. Should Tenant fail to so notify Landlord in writing within said ten (10) day period, Tenant's Negotiation Right shall lapse and Landlord shall be free to deal with the Spieker Space described in the Offer Notice without regard thereto.

7.       TENANT IMPROVEMENTS

         Landlord shall, at Landlord's sole cost and expense, provide the following Tenant Improvements within the Premises:

         1. Conduct an audit of the existing Heating, Air Conditioning and Ventilation system on the fourth (4th) Floor. (A copy of which shall be provided to Tenant) Landlord agrees to have the Premises mechanically engineered if necessary, to correct any existing deficiencies or otherwise make any necessary repairs

         2. Sand and tape seams on the existing de-mountable partitions

         3. Paint all existing painted surfaces

         4. Paint the top track of the existing de-mountable partitions

         5. Remove existing 6" base, and re-install building standard 4" base in a color selected by Tenant

         6. Provide and install building standard carpet throughout the Premises in a color selected by Tenant

         7. Provide and install soundproofing in two conference rooms and four private offices, to be selected by Tenant.

         8. Remove 3/4 height wall at existing entrance to Suite 450

         9. Remove a portion of the demising wall at the west end of Suite 450

         10. Remove glass entry doors to Suite 450 at corridor, and replace with a single building standard door

         11. Remove one partition wall between two interior offices.

         Additionally, Landlord shall provide to Tenant a Tenant Improvement Allowance of $1.50 per rentable square foot, to be utilized by Tenant at Tenant's discretion.

8.       SECURITY DEPOSIT

         By January 15, 1999, Tenant shall pay to Landlord a security deposit in the amount of $25,217.61

9.       MISCELLANEOUS

         Capitalized words and phrases used in this Amendment and not specifically defined herein shall have the meanings given them in the Lease. In case of conflict between the Lease and this Amendment, the latter shall control.

         The Lease remains in full force and effect, and is unmodified except as provided in this Amendment; and Landlord and Tenant hereby ratify and approve the Lease.

         IN WITNESS WHEREOF, the parties hereto have signed and sealed this Amendment this 19TH day of OCTOBER 1998.

         "LANDLORD"

         SPIEKER PROPERTIES, L.P.
         A CALIFORNIA LIMITED PARTNERSHIP

         By: Spieker Properties, Inc.
             a Maryland Corporation

         Its: General Partner

         BY /s/ [ILLEGIBLE]                  Date: 10/19/98
            ---------------

         "TENANT"

         EXTENSITY, INC.
         A DELAWARE CORPORATION

         BY /s/ S.Sasson                     Date: 10/19/98
            ------------

         Its: PRESIDENT & CEO

         Print Name: SHARAM SASSON

         Watergate Office Towers
         2200 Powell Street
         Emeryville, CA 94608
         4th Floor

                              [FLOOR PLAN GRAPHIC]

                                   EXHIBIT "A"

                               EXPANSION AGREEMENT

AMENDMENT NUMBER FOUR TO THAT LEASE DATED JANUARY 12, 1998, BETWEEN SPIEKER PROPERTIES, L.P., AS LANDLORD, AND EXTENSITY, INC., A DELAWARE CORPORATION, AS TENANT (THE "LEASE"), FOR PREMISES LOCATED AT 2200 POWELL STREET, EMERYVILLE, CALIFORNIA.

Effective July 20, 1999, the above described Lease will be amended as follows to provide for Tenant's expansion premises:

1. PREMISES. Approximately 1,773 square feet of rentable area (which includes a portion of the building common area) located on the 10th floor of the building known as Suite 1025. The premises as expanded herein are approximately as shown outlined in red on the attached floor plan (Exhibit A - Suite 1025).

2.       OCCUPANCY DENSITY. 12 people

3.       RENT. Base Rent for the premises shall be as follows:

         8/1/99 - 8/31/99:  Four thousand one hundred eighty-four and twenty-eight l00ths ($4,184.28)

                            Thereafter the rent shall continue on a
                            month-to-month basis.

4. TERM. The term shall commence on August 1, 1999, and continue on a month-to-month basis. Either party shall have the right to terminate this lease upon at least thirty (30) days prior written notice to the other party.

5.       TENANT'S PROPORTIONATE SHARE. .77%

6. BASE YEAR. The Base Year for Tenant's proportionate share of Operating Costs shall be the Calendar Year 1999.

All other terms and conditions of the Lease shall remain in full force and effect and shall apply to the expansion premises as well as to the original premises.

Dated: 7/28/99

IN WITNESS WHEREOF, the parties hereto have executed this Expansion Agreement the day and year first above written.

LANDLORD: SPIEKER PROPERTIES, L.P., a California limited partnership
By Spieker Properties, Inc., a Maryland corporation, its general partner

         By: /s/ [ILLEGIBLE]
             ---------------------------------
         Its: SENIOR VICE PRESIDENT

TENANT: EXTENSITY, INC., A DELWARE CORPORATION

By: /s/ Kenneth Hahn
    -------------------------------------
Its: VP FINANCE

                        EXPANSION AGREEMENT

AMENDMENT NUMBER FIVE TO THAT LEASE DATED JANUARY 12, 1998, BETWEEN SPIEKER PROPERTIES, L.P., AS LANDLORD, AND EXTENSITY, INC., A DELAWARE CORPORATION, AS TENANT (THE "LEASE"), FOR PREMISES LOCATED AT 2200 POWELL STREET, EMERYVILLE, CALIFORNIA.

Effective September 15, 1999, the above described Lease will be amended as follows to provide for Tenant's expansion premises:

1. PREMISES. Approximately 1,262 square feet of rentable area (which includes a portion of the building common area) located on the 3rd floor of the building known as Suite 375. The premises as expanded herein are approximately as shown outlined in red on the attached floor plan (Exhibit A - Suite 375).

2.       OCCUPANCY DENSITY. 8 people

3.       RENT. Base Rent for the premises shall be as follows:

         9/15/99-6/30/00: Two thousand seven hundred eighty-nine and 02/100ths
                          ($2,789.02)

                          Plus in each case operating expenses pursuant to Paragraph 4.3 of the lease over the Calendar Year 1999.

         7/1/00-6/30/01:  Three thousand one hundred seventeen and 14/100ths
                          ($3,117.14)

                          Plus in each case operating expenses pursuant to Paragraph 4.3 of the lease over the Calendar Year 1999.

         7/1/01-6/30/02:  Three thousand two hundred thirty and 72/100ths
                          ($3,230.72)

                          Plus in each case operating expenses pursuant to Paragraph 4.3 of the lease over the Calendar Year 1999.

         7/1/02-6/30/03:  Three thousand four hundred thirty-two and 64/100ths
                          ($3,432.64)

                          Plus in each case operating expenses pursuant to Paragraph 4.3 of the lease over the Calendar Year 1999.

4. TERM. The term shall commence on September 15, 1999, and shall expire on June 30, 2003.

5. TENANT'S PROPORTIONATE SHARE. Tenant's proportionate share for the Expansion Premises pursuant to this Amendment Five is .55%. Tenant's proportionate share for the entire Premises, consisting of the 4th Floor premises, and Suite 375 shall be 9.21%.

6. BASE YEAR. The Base Year for Tenant's proportionate share of Operating Costs shall be the Calendar Year 1999.

7. TENANT IMPROVEMENTS. Tenant agrees to accept the premises as so expanded in "as-is" condition, and Landlord shall have no obligation to provide any improvement to the premises. If Tenant leases from Landlord the space on the north side of the 3rd Floor, and consisting of approximately 8,022 rentable square feet (the "Data Plus space") as shown outlined in blue on the attached Exhibit "A", Landlord agrees to provide new building standard paint and building standard carpet in the Expansion Premises at the same time Landlord makes improvements (if any) to the Data Plus Space.

8. EFFECTIVE DATE. The Effective Date of this Amendment Five is contingent upon the relocation of the existing tenant in Suite 375 to new premises. This relocation is anticipated to occur on or near September 14, 1999. The Landlord shall not be held liable for any delay in the delivery of the Expansion Premises to Tenant, however, Landlord shall make all commercially reasonable efforts to ensure the Effective Date of this Agreement.

9. DEFINITIONS. As of the Effective Date, the Expansion Premises as defined in this Amendment Five shall be deemed to be part of the Premises as defined in the Lease.

All other terms and conditions of the Lease shall remain in full force.

Dated: AUGUST 26, 1999

IN WITNESS WHEREOF, the parties hereto have executed this Expansion Agreement the day and year first above written.

LANDLORD: SPIEKER PROPERTIES, L.P., a California limited partnership
By: Spieker Properties, Inc., a Maryland corporation, its general partner

         By: /s/ [ILLEGIBLE]
             ------------------------------------
         Its: SENIOR VICE PRESIDENT

TENANT: EXTENSITY, INC., A DELWARE CORPORATION

By: /s/ Kenneth Hahn
    ---------------------------------------
Its: VP FINANCE

                                   EXHIBIT A

                              [FLOOR PLAN GRAPHIC]

                                                 ADDRESS :  WATERGATE TOWER II
                                                            2200 POWELL STREET
                                                            EMERYVILLE, CA 94608

                                                 FLOOR :    3rd FLOOR

                               EXPANSION AGREEMENT

AMENDMENT NUMBER SIX DATED SEPTEMBER 10, 1999, TO THAT LEASE DATED JANUARY 12, 1998, AS AMENDED BY THAT AMENDMENT ONE DATED APRIL 28, 1998, THAT AMENDMENT NUMBER TWO DATED OCTOBER 12, 1998, THAT AMENDMENT NUMBER THREE DATED OCTOBER 19, 1998, THAT AMENDMENT NUMBER FOUR DATED JULY 28, 1999, AND THAT AMENDMENT NUMBER FIVE DATED AUGUST 26, 1999, BETWEEN SPIEKER PROPERTIES, L.P., AS LANDLORD, AND EXTENSITY, INC, A DELAWARE CORPORATION, AS TENANT, COLLECTIVELY (THE "LEASE"), FOR PREMISES LOCATED AT 2200 POWELL STREET, EMERYVILLE CALIFORNIA.

Effective as of the date of this Amendment, the above-described Lease will be amended as follows:

1. EXPANSION PREMISES. Approximately 1,550 square feet of rentable area (which includes a portion of the building common area) located on the 3rd floor of the building, which represents a portion of the Suite commonly known as Suite 325. The term "Premises" as used in the Lease is amended to mean the original Premises as expanded herein and are as approximately as shown outlined in red on the attached Exhibit "A".

2.       OCCUPANCY DENSITY. 10 people (1/150)

3.       TERM. The Term shall commence May 10, 1999 and expire June 30, 2003.

4.       RENT. Base Rent for the Premises shall be as follows:

         5/10/99 - 6/30/00:   $3,394.50 per month

          7/1/00 - 6/30/01:   $3,720.00 per month

          7/1/01 - 6/30/02:   $3,859.50 per month

          7/1/02 - 6/30/03:   $4,092.00 per month

                              plus in each case any increases in Operating
                              Expenses per Paragraph 4.3 of the Lease over the Calendar Year 1999.

5. TENANT'S PROPORTIONATE SHARE. Tenant's porportionate share of operating expenses for the Expansion Premises shall be .68%. Tenant's Base Year shall be the Calendar Year 1999.

6. TENANT IMPROVEMENTS. Tenant agrees to accept the Premises as so expanded in "as is" condition except that Landlord agrees to provide one temporary demising wall at the west end of the expanded Premises.

7. TENANT'S MUST-TAKE OBLIGATION. Effective as of December 1, 1999 (the "Delivery Date"), Tenant shall be required to lease from Landlord and Landlord shall be required to lease to Tenant those certain premises located on the 3rd Floor of the Building representing the remaining portion of the suite commonly known as Suite 325, consisting of approximately 6,660 rentable square feet (the "Must-Take Space"), as shown on the attached Exhibit "A" outlined in green, as follows:

         (a) The commencement date of the Term with respect to the Must-Take Space shall be referred to as the "Must-Take Commencement Date." The Term with respect to the Must-Take Space shall end concurrently with the expiration of the Term of the Lease as to the original Premises.

         (b) The Basic Rent payable for the Must-Take Space shall be as follows:

         12/1/99 - 6/30/00:   $13,786.20 per month

          7/1/00 - 6/30/01:   $15,784.20 per month

          7/1/01 - 6/30/02:   $16,383.60 per month

          7/1/02 - 6/30/03:   $17,582.40 per month

                              plus in each case any increase in operating expenses per Paragraph 4.3 of the Lease over the Calendar Year 1999.

         (c) The Must-Take Space shall be leased to Tenant "as is" and in its then existing condition and state of improvement and Landlord shall have no obligation to make any improvements, repairs or alterations thereof; provided, however, (i) such space shall be delivered to Tenant broom clean and in a usable condition, (ii) Landlord shall construct five(5) private offices with building standard finishes along the west wall of the Must-Take Space, and provide for sufficient power requirements (two electrical duplexes) and sufficient phone/data locations (two phone/data drops [exclusive of Tenant's cabling]), in each office and (iii) remove the temporary demising wall originally constructed between the Expansion Premises and the Must-Take Space. Said work shall constitute permanent improvements to the Must-Take Space which become Landlord's property upon installation pursuant to the Lease.

         (d) Landlord shall have no liability to Tenant for any damages resulting from any delay in delivering possession of the Must-Take Space to Tenant, if said delay is caused by the holding over of a tenant in the space in which Landlord intends to move, provided, however, Landlord, at its expense, shall take all action reasonably necessary, including required legal proceedings, to secure possession of the Must-Take Space prior to the Must-Take Commencement Date.

         (e) Effective upon the Must-Take Commencement Date, Tenant's proportionate share of operating expenses for the Must-Take Space shall be 2.9%. The Base Year shall be the Calendar Year 1999. As of the Must-Take Commencement Date, the Must-Take Space shall be deemed to be part of the Premises, and except as specifically set forth herein, shall be leased to Tenant upon the same terms and conditions in the lease.

8. SECURITY DEPOSIT. Landlord acknowledges that it is currently holding Tenant's security deposit in the amount of $51,184.24.

All other terms and conditions of the Lease shall remain in full force and effect and shall apply to the expansion premises as well as to the original premises.

Dated: SEPT. 20, 1999

IN WITNESS WHEREOF, the parties hereto have executed this Expansion Agreement the day and year first above written.

Landlord: SPIEKER PROPERTIES, L.P., a California limited partnership
By: Spieker Properties, Inc., a Maryland corporation, its general partner

         By: /s/ [ILLEGIBLE]
             -------------------------------------
         Its: SENIOR VICE PRESIDENT

TENANT: EXTENSITY, INC. a Delaware corporation

By: /s/ Kenneth Hahn
    ------------------------------
Its: VP FINANCE

                                   EXHIBIT A

                              [FLOOR PLAN GRAPHIC]

Tower II     2200 Powell Street     Emeryville, CA 94608      Floor 3

                               EXPANSION AGREEMENT

AMENDMENT NUMBER SEVEN DATED DECEMBER 2, 1999, TO THAT LEASE DATED JANUARY 12, 1998, AS AMENDED BY THAT AMENDMENT ONE DATED APRIL 28, 1998, THAT AMENDMENT NUMBER TWO DATED OCTOBER 19, 1998, THAT AMENDMENT NUMBER THREE DATED OCTOBER 19, 1998, THAT AMENDMENT NUMBER FOUR DATED JULY 28, 1999, THAT AMENDMENT NUMBER FIVE DATED AUGUST 26, 1999 AND THAT AMENDMENT NUMBER SIX DATED SEPTEMBER 20, 1999, BETWEEN SPIEKER PROPERTIES, L.P., AS LANDLORD, AND EXTENSITY, INC. A DELAWARE CORPORATION, AS TENANT, COLLECTIVELY (THE "LEASE"), FOR PREMISES LOCATED AT 2200 POWELL STREET, EMERYVILLE, CALIFORNIA.

Effective as of the date of this Amendment, the Lease will be amended as follows to provide for Tenant's expansion and for the extension of the lease term for the original premises:

1. EXPANSION PREMISES. Approximately 9,260 square feet of rentable area (which includes a portion of the building common area) located on the 3rd floor of the building known as 2200 Powell Street, Suite 350, containing 7,910 rentable square feet and Suite 385, containing 1,350 rentable square feet. The term "Premises" as used in the Lease is amended to mean the original Premises as expanded herein and are as approximately as shown outlined in red on the attached Exhibit "A".

2.       OCCUPANCY DENSITY. 62 people (Suite 350=53 people; Suite 385=9 people)

3. RENT. Base Rent for the Premises as expanded herein shall be as follows:

         Suite 350

         Delivery Date-6/30/01     $20,170.50 per month

         7/01/01-6/30/02           $20,961.50 per month

         7/01/02-6/30/03           $21,752.50 per month

         7/01/03-6/30/04           $22,543.50 per month

         Suite 385

         Delivery Date-6/30/01    $3,442.50 per month

         7/01/01-6/30/02          $3,577.50 per month

         7/01/02-6/30/03          $3,712.50 per month

         7/01/03-6/30/04          $3,847.50 per month

5. SECURITY DEPOSIT. The Security Deposit under the Lease shall be increased by $26,391.00 for a total Security Deposit of $77,575.24.

6. TENANT'S PROPORTIONATE SHARE. Tenant's proportionate share for suite 350 shall be 3.66% and .62% for suite 385. Tenant's Base Year for Suite 350 and Suite 385 shall be the Calendar Year 1999.

7. TENANT IMPROVEMENTS. As per a mutually agreed upon plan prepared by Landlord's architect dated 8/11/99 and attached hereto as Exhibit B.

8. TERM. The term and rental obligation shall commence on the date that Landlord is able to deliver each of the Expansion Premises to Tenant, which shall be the date which is one day after the Expansion Premises have been vacated by the prior tenant, (the "Delivery Date").

9. EXTENSION. Landlord and Tenant hereby agree that the Term of the Lease for the original Premises, which Premises consists of approximately 29,311 square feet of rentable area, (19,839 on the 4th floor, Suite 375 containing 1,262 rentable square feet and Suite 325 containing 8,210 rentable square feet), but specifically excluding Suite 1025 containing 1,773 rentable square feet and leased on a month to month basis pursuant to Amendment Number Four, is hereby renewed and extended for an additional term of approximately twelve (12) months, to commence upon the 1st day of July, 2003, and to end on the last day of June, 2004, subject to all of the provisions of the covenants and agreements contained in the Lease.

         The Base Rent for the original Premises during the extended term shall be as follows:

               7/01/03 - 6/30/04       $80,312.14 per month

All other terms and conditions of the Lease shall remain in full force and effect and shall apply to the Expansion Premises as well as to the original premises.

Dated: DECEMBER 18, 1999

IN WITNESS WHEREOF, the parties hereto have executed this Expansion Agreement as of the day and year first above written.

LANDLORD:

SPIEKER PROPERTIES, L.P.,
a California limited partnership

By: Spieker Properties, Inc.,
    a Maryland corporation,
    its general partner

    By: /s/ [ILLEGIBLE]
        ------------------------------------
    Its: SENIOR VICE PRESIDENT

TENANT:

EXTENSITY, INC.
a Delaware corporation

By: /s/ Kenneth Hahn
    ---------------------------------

                                   EXHIBIT A

                              (FLOOR PLAN GRAPHIC)

                                                 ADDRESS :  WATERGATE TOWER II
                                                            2200 POWELL STREET
                                                            EMERYVILLE, CA 94608

                                                 FLOOR :    3rd FLOOR
                                                            6/22/99

[ILLEGIBLE]                        EXHIBIT B                         [ILLEGIBLE]

                                   SPACE PLAN

                              (FLOOR PLAN GRAPHIC)

                                  [ILLEGIBLE]

                             AMENDMENT NUMBER EIGHT

AMENDMENT NUMBER EIGHT DATED TO THAT LEASE DATED JANUARY 18, 1998, AS AMENDED BY THAT AMENDMENT ONE DATED APRIL 28, 1998, THAT AMENDMENT NUMBER TWO DATED OCTOBER 12, 1998, THAT AMENDMENT NUMBER THREE DATED OCTOBER 19, 1998, THAT AMENDMENT NUMBER FOUR DATED JULY 28, 1999, THAT AMENDMENT NUMBER FIVE DATED AUGUST 26, 1999, THAT AMENDMENT NUMBER SIX DATED SEPTEMBER 10, 1999 AND THAT AMENDMENT NUMBER SEVEN DATED DECEMBER 2, 1999, BETWEEN SPIEKER PROPERTIES, L.P., AS LANDLORD, AND EXTENSITY, INC, A DELAWARE CORPORATION, AS TENANT, COLLECTIVELY (THE "LEASE"), FOR PREMISES LOCATED AT 2200 POWELL STREET, EMERYVILLE CALIFORNIA.THIS

Effective as of the Delivery Date, the Lease will be amended as follows to provide for Tenant's Expansion Premises:

1. EXPANSION PREMISES. Approximately 2,280 square feet of rentable area (which includes a portion of the building common area) located on the ground floor of the building known as Suite 110 approximately as shown outlined in red on the attached floor plan. (Exhibit A) The term "Premises" as used in the Lease is amended to mean the original Premises plus the Expansion Premises. The Premises as expanded herein shall consist of approximately 40,851 rentable square feet.

2. TERM COMMENCEMENT DATE. The Term for the Expansion Premises shall commence upon the date which Landlord is able to deliver the Expansion Premises ("Delivery Date") The Delivery Date is estimated to be March 1, 2000 for the portion of the Building currently known as Suite 110 (1,036 rentable square feet) and March 6, 2000 for the portion of the Building currently known as Suite 120 (1,244 rentable square feet). Tenant hereby acknowledges that Davis Murray and Jack: Runnion are currently in possession of the Expansion Premises and understands that Landlord's delivery of the Expansion Premises as provided herein is subject to Davis Murray and Jack Runnion surrendering the Expansion Premises to Landlord in a timely manner in accordance with the leases between Spieker Properties and Davis Murray & Jack Runnion.

3. SECURITY DEPOSIT. The Security Deposit under the Lease shall be increased by $46,424.76 for a total Security Deposit of $124,000.00.

4. TENANT'S PROPORTIONATE SHARE. Tenant's Proportionate Share for the Expansion Premises shall be 1.05%. Tenant's Proportionate Share for the Premises as expanded herein shall be 18.21%. Tenant's Base Year shall remain the calendar year 1999.

5. TENANT IMPROVEMENTS. Tenant agrees to accept the Expansion Premises "as is" condition.

8. BASE RENT. The Base Rent for the Premises as expanded herein shall be as follows:

3/01/00-6/30/01:  Six thousand eight hundred forty and 00/100 dollars
                  ($6,840.00) per month plus operating expenses per Paragraph
                  4.3 of the Lease. Operating Expenses through December 31, 2000 are estimated to be $0 per month.

7/01/01-6/30/02:  Seven thousand one hundred thirteen and 60/100ths dollars
                  ($7,113.60) per month plus operating expenses per Paragraph
                  4.3 of the Lease.

7/01/02-6/30/03:  Seven thousand three hundred ninety eight and 14/100ths dollars ($7,398.14) per month plus operating expenses per Paragraph 4.3 of the Lease.

7/01/03-6/30/04:  Seven thousand six hundred ninety four and 07/100ths dollars
                  ($7,694.07) per month plus operating expenses per Paragraph
                  4.3 of the Lease.

             The Base Rent schedule as follows details the original Premises plus the Expansion Premises (hereinafter the "Premises") and assumes Tenant's occupancy on or about May 15, 2000 of Suites 350 and 385 in accordance with Amendment Seven of the Lease:

3/01/00-4/31/00:  Sixty six thousand four hundred eighty seven and 72/100 dollars ($66,487.72) per month plus operating expenses per Paragraph 4.3 of the Lease. Operating Expenses through December 31, 2000 are estimated to be $0 per month.

5/01/00-6/30/00:  Ninety thousand one hundred and 72/100ths dollars ($90,100.72)
                  per month plus operating expenses per Paragraph 4.3 of the Lease.

7/01/00-6/30/01:  One hundred thousand two hundred ninety one and 16/100ths dollars ($100,291.16) per month plus operating expenses per Paragraph 4.3 of the Lease.

7/01/01-6/30/02:  One hundred four thousand five hundred twenty five and
                  53/100ths dollars ($104,525.53) per month plus operating expenses per Paragraph 4.3 of the Lease.

7/01/02-6/30/03:  One hundred eight thousand nine hundred fifty six and
                  41/100ths dollars ($108,956.41) per month plus operating expenses per Paragraph 4.3 of the Lease.

7/01/03-6/30/04:  One hundred fourteen thousand three hundred ninety seven and
                  21/100ths dollars ($114,397.21) per month plus operating expenses per Paragraph 4.3 of the Lease.

10. OCCUPANCY DENSITY. The Occupancy Density for the Premises as expanded herein shall be 204 (5 per 1,000 rentable square feet).

11. PARKING DENSITY. The Parking Density for the Premises as expanded herein shall be 105 (3 per 1,000 usable square feet) unreserved parking spaces.

All other terms and conditions of the Lease shall remain in full force and effect and shall apply to the Expansion Premises as well as to the original premises.

Dated: 3/17/00

IN WITNESS WHEREOF, the parties hereto have executed this Amendment Number Three as of the day and year first above written.

LANDLORD:

SPIEKER PROPERTIES, L.P.,
a California limited partnership

By:    Spieker Properties, Inc.,
       a Maryland corporation,
       its general partner

       By: /s/ John R. Winther                    Date: 3/17/00
           -----------------------------
           John R. Winther
       Its: Senior Vice President

TENANT:

EXTENSITY INC., a Delaware corporation

By:  /s/ Kenneth Hahn                             Date: 2/25/00
     ---------------------
     Kenneth Hahn
Its: Chief Financial Officer

                              [FLOOR PLAN GRAPHIC]

                                  EXHIBIT "A"

                              AMENDMENT NUMBER NINE

AMENDMENT NUMBER NINE TO THAT LEASE DATED JANUARY 18, 1998, AS AMENDED BY THAT AMENDMENT ONE DATED APRIL 28, 1998, THAT AMENDMENT NUMBER TWO DATED OCTOBER 12, 1998, THAT AMENDMENT NUMBER THREE DATED OCTOBER 19, 1998, THAT AMENDMENT NUMBER FOUR DATED JULY 28, 1999, THAT AMENDMENT NUMBER FIVE DATED AUGUST 26, 1999, THAT AMENDMENT NUMBER SIX DATED SEPTEMBER 10, 1999, THAT AMENDMENT NUMBER SEVEN DATED DECEMBER 2, 1999, AND THAT AMENDMENT NUMBER EIGHT DATED MARCH 17, 2000 BETWEEN SPIEKER PROPERTIES, L.P., AS LANDLORD, AND EXTENSITY, INC, A DELAWARE CORPORATION, AS TENANT, COLLECTIVELY (THE "LEASE"), FOR PREMISES LOCATED AT 2200 POWELL STREET, EMERYVILLE CALIFORNIA.

Effective April 15, 2000, the above described Lease will be amended as follows to provide for Tenant's Expansion Premises:

1. PREMISES. Approximately 396 square feet of rentable area (which includes a portion of the building common area) located on the 1st floor of the building known as Suite 102. The premises as expanded herein are approximately as shown outlined in red on the attached floor plan (Exhibit A - Suite 102).

2.       OCCUPANCY DENSITY. 6 people

3.       RENT. Base Rent for the premises shall be as follows:

         4/15/00-5/14/00:    One thousand five hundred eighty-four dollars
                             ($1,584.00) Thereafter the rent shall continue on a month-to-month basis.

4. TERM. The term shall commence on April 15, 2000 and continue on a month-to-month basis. Either party shall have the right to terminate this lease upon at least thirty (30) days prior written notice to the other party.

5. TENANT'S PROPORTIONATE SHARE. 0.02%. The Base Year for Tenant's proportionate share of Operating Costs shall be the Calendar Year 1999.

All other terms and conditions of the Lease shall remain in full force and effect and shall apply to the expansion premises as well as to the original premises.

Dated: 4/14/00

IN WITNESS WHEREOF, the parties hereto have executed this Expansion Agreement the day and year first above written.

LANDLORD: SPIEKER PROPERTIES, L.P., a California limited partnership
By: Spieker Properties, Inc., a Maryland corporation, its general partner

By: /s/ John R. Winther
    --------------------------

         John R. Winther

Its:     Senior Vice President

TENANT: EXTENSITY, INC., A DELWARE CORPORATION

By: /s/ Kenneth Hahn
    ----------------------

         Kenneth Hahn

Its: Chief Financial Officer

                 EXHIBIT A - PREMISES 2200 POWELL ST. SUITE 102

                                  [FLOOR PLAN GRAPHIC]

                                                 ADDRESS:   WATERGATE TOWER II
                                                            2200 POWELL STREET
                                                            EMERYVILLE, CA 94608
                                                 FLOOR:     1st FLOOR

                              AMENDMENT NUMBER TEN

AMENDMENT NUMBER TEN DATED MAY 30, 2000 TO THAT LEASE DATED JANUARY 18, 1998, AS AMENDED BY THAT AMENDMENT ONE DATED APRIL 28, 1998, THAT AMENDMENT NUMBER TWO DATED OCTOBER 12, 1998, THAT AMENDMENT NUMBER THREE DATED OCTOBER 19, 1998, THAT AMENDMENT NUMBER FOUR DATED JULY 28, 1999, THAT AMENDMENT NUMBER FIVE DATED AUGUST 26, 1999, THAT AMENDMENT NUMBER SIX DATED SEPTEMBER 10, 1999, THAT AMENDMENT NUMBER SEVEN DATED DECEMBER 2, 1999, THAT AMENDMENT NUMBER EIGHT DATED MARCH 17, 2000 AND THAT AMENDMENT NUMBER NINE DATED APRIL 14, 2000 BETWEEN SPIEKER PROPERTIES, L.P., AS LANDLORD, AND EXTENSITY, INC, A DELAWARE CORPORATION, AS TENANT, COLLECTIVELY (THE "LEASE"), FOR PREMISES LOCATED AT 2200 POWELL STREET, EMERYVILLE CALIFORNIA.

Effective as of the Delivery Date, the Lease will be amended as follows to provide for Tenant's Expansion Premises and an extension of the Term as set forth below:

1.EXPANSION PREMISES. The Expansion Premises shall consist of suites detailed on the following chart including their respective rentable square footage, Commencement Date, Starting Base Rent on a per monthly per square foot basis and their respective Prorata Shares:

-----------------------------------------------------------------------------------------
                                  Estimated   Starting                         Scheduled
               Rentable            Delivery   Base Rent        Prorata         Expiration
 Suite       Square Feet            Date      per Sq.Ft.        Share            Date
-----------------------------------------------------------------------------------------
395              1,093           June 1,2000    $3.66           0.51%          August 31,
                                                                               2006
-----------------------------------------------------------------------------------------
655              2,037           August 1,      $3.66           0.94%          August 31,
                                 2000                                          2006
-----------------------------------------------------------------------------------------
610              1,871           November 1,    $3.66           0.87%          August 31,
                                 2000                                          2006
-----------------------------------------------------------------------------------------
690              1,353           July 1,2001    $3.81           0.63%          August 31,
                                                                               2006
-----------------------------------------------------------------------------------------
620,650 and      4,202           September      $3.97           1.94%          August 31,
660                              1,2001                                        2006
-----------------------------------------------------------------------------------------
Total           10,556                                          4.89%
-----------------------------------------------------------------------------------------

The Expansion Premises are approximately as shown outlined in red on the attached floor plan. (Exhibit A) The term "Premises" as used in the Lease is amended to mean the original Premises plus the Expansion Premises. The Premises as expanded herein shall consist of approximately 51,407 rentable square feet.

2. TERM COMMENCEMENT PATE. The Term for the Expansion Premises shall commence upon the date which Landlord is able to deliver the Expansion Premises ("Estimated Delivery Date") The Estimated Delivery Date is detailed in Paragraph 1 for each of the suites. Tenant hereby acknowledges that each of the suites referenced in Paragraph 1 of this Amendment is currently occupied and Tenant understands that Landlord's delivery of the Expansion Premises as provided herein is subject to each of the existing tenants surrendering the Expansion Premises to Landlord in a timely manner in accordance with their respective leases.

3.BASE RENT. The Base Rent for the Expansion Premises as shall be as follows:

------------------------------------------------------------------------------------
                                                               Suites
                                       Suite      Suite        620,650
            Suite 395    Suite 655      610        690          & 660
   Date      (1,093)      (2,037)     (1,871)    (1,353)       (4,202)       TOTAL
------------------------------------------------------------------------------------
6/1/00 -    $4,000.38                                                     $ 4,000.38
6/30/00
------------------------------------------------------------------------------------
7/1/00 -    $4,000.38     7,455.42                                        $11,455.80
10/31/00                  (8/1/00-10/31/00)
------------------------------------------------------------------------------------
11/1/00     $4,000.38     7,455.42    6,847.86                            $18,303.66
-6/30/01
------------------------------------------------------------------------------------
7/1/01 -    $4,160.40     7,753.64    6,847.86   5,154.93                 $23,458.59
8/31/01
------------------------------------------------------------------------------------
9/1/01-     $4,160.40     7,753.64    7,121.77   5,154.93    16,681.94    $40,872.68
6/30/02
------------------------------------------------------------------------------------
7/1/02 -    $4,326.82     8,063.79    7,406.64   5,361.13    17,349.22    $42,507.59
6/30/03
------------------------------------------------------------------------------------
7/1/03 -    $4,499.89     8,386.34    7,702.91   5,575.58    18,043.19    $44,207.97
6/30/04
------------------------------------------------------------------------------------
7/1/04 -    $4,679.89     8,721.79    8,011.03   5,798.60    18,764.92    $45,976.23
6/30/05
------------------------------------------------------------------------------------
7/1/05 -    $4,867.09     9,070.66     8331.47   6,030.54    19,515.52    $47,815.28
8/31/06
------------------------------------------------------------------------------------

4. SECURITY DEPOSIT / LETTER OF CREDIT A. DELIVERY OF LETTER OF CREDIT. In addition to the existing cash security deposit of $124,000.00 held by Landlord throughout the term of the this Lease, Tenant shall on execution of this Lease Amendment, deliver to Landlord and cause to be in effect during the Lease Term an unconditional, irrevocable letter of credit ("LOC") in the amount of $900,000.00 ("LOC AMOUNT") for an initial term extending thirty (30) days beyond the expiration date of this Lease or any extension thereto. The LOC shall be in a form acceptable to Landlord and shall be issued by an LOC bank selected by Tenant and acceptable to Landlord. The text of the LOC shall expressly state that the LOC shall survive the termination of this Lease. An LOC bank is a bank that accepts deposits, maintains accounts, has a local office that will negotiate a letter of credit, and the deposits of which are insured by the Federal Deposit Insurance Corporation. Tenant shall pay all expenses, points, or fees incurred by Tenant in obtaining the LOC. The LOC shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Project, the Building and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the LOC and/or the LOC Security Deposit (as defined below) to the transferee or mortgagee, and in the event of such transfer, Tenant shall look solely to such transferee or mortgagee for the return of the LOC and/or the LOC Security Deposit.

B. LANDLORD'S RIGHT TO DRAW ON LETTER OF CREDIT. Landlord shall hold the LOC as security for the performance of Tenant's obligations under this Lease. If, after notice and failure to cure within any applicable period provided in this Lease, Tenant defaults on any provision of this Lease, Landlord may, without prejudice to any other remedy it has, draw on that portion of the LOC necessary to (a) pay Rent or other sum in default; (b) pay or reimburse Landlord for any amount that Landlord may spend or become obligated to spend in exercising Landlord's rights under Paragraph 13.2 of the Lease (Landlord's Remedies); and/or (c) compensate Landlord for any expense, loss, or damage that Landlord may suffer because of Tenant's default. If Tenant fails to renew or replace the LOC at least thirty
(30) days before its expiration, Landlord may, without prejudice to any other remedy it has, draw on the entire amount of the LOC.

C. LOC SECURITY DEPOSIT. Any amount of the LOC that is drawn on by Landlord but not applied by Landlord shall be held by Landlord as a security deposit (the "LOC SECURITY DEPOSIT") in accordance with Paragraph 4 of this Lease.

D. RESTORATION OF LETTER OF CREDIT AND LOC SECURITY DEPOSIT. If Landlord draws on any poration of the LOC and/or applies all or any portion of such draw, Tenant shall, within five (5) business days after demand by Landlord, either (a) deposit cash with Landlord in an amount that, when added to the amount remaining under the LOC and the amount of any LOC Security Deposit, shall equal the LOC Amount then required under this Paragraph 3; or (b) reinstate the LOC to the full LOC Amount.

5. TENANT'S PROPORTIONATE SHARE. Tenant's Proportionate Share for the Expansion Premises shall be as outlined in Paragraph 1 for each of the respective suites and increased as of the Delivery Date. Tenant's Base Year shall remain the calendar year 1999.

6. TENANT IMPROVEMENTS. Tenant agrees to accept the Expansion Premises "as is" condition with no further obligation from Landlord to improve the Expansion Premises.

7. TERM EXTENSION. The Term of the Lease for the original Premises is hereby extended by twenty-six (26) months with a scheduled expiration date of August 31, 2006. The monthly Base Rent schedule for the original Premises during the extended term is as follows:

                  7/1/04 - 6/30/05 - $118,973.10 per month

                  7/1/05 - 8/31/06 - $123,732.02 per month.

8. RIGHT OF FIRST OFFER. Landlord and Tenant acknowledge that the tenant currently occupying suite 675 ("Medtronic") has an option to renew their lease by providing Landlord with notice of intent to renew as of August 4, 2000. In the event that Medtronic does not exercise their option to renew, Tenant shall have the right to lease suite 675 at a starting rental rate of $3.81 per rentable square foot as of February 1, 2001 on all the same terms and conditions as pertain to the Expansion Premises in this Amendment Number Ten. Tenant's right of first offer is conditioned upon Tenant providing written notice to Landlord no later than August 1, 2000 of Tenant's desire to lease suite 675.

9. OCCUPANCY AND PARKING DENSITY. The Occupancy Density for the Premises as expanded herein shall be 266 people (5 per 1,000 rentable square feet). The Parking Density for the Premises as expanded herein shall be 136 unreserved parking spaces (3 per 1,000 usable square feet).

All other terms and conditions of the Lease shall remain in full force and effect and shall apply to the Expansion Premises as well as to the original premises.

Dated: 6/19/00

IN WITNESS WHEREOF, the parties hereto have executed this Amendment Number Ten as of the day and year first above written.

         LANDLORD:
         SPIEKER PROPERTIES, L.P.,
         a California limited partnership
         By: Spieker Properties, Inc.,
         a Maryland corporation,
         its general partner

                  By: /s/ John R. Winther                    Date: 6/19/00
                      -------------------------------
                      John R. Winther
                  Its: Senior Vice President

         TENANT:
         EXTENSITY INC., a Delaware corporation

         By: /s/ Kenneth Hahn                                Date: 30 MAY 2000
             -------------------------
             Kenneth Hahn
         Its: Chief Financial Officer

                                   EXHIBIT A

                              [FLOOR PLAN GRAPHIC]

                                                 ADDRESS:   WATERGATE TOWER II
                                                            2200 POWELL STREET
                                                            EMERYVILLE, CA 94608
                                                 FLOOR:     6th FLOOR

Tower II        2200 Powell Street         Emeryville, CA 94608       Floor 6

                                   EXHIBIT A-2

                              [FLOOR PLAN GRAPHIC]

Tower II        2200 Powell Street         Emeryville, CA 94608       Floor 3

                             AMENDMENT NUMBER ELEVEN

AMENDMENT NUMBER ELEVEN DATED DECEMBER 12, 2000 TO THAT LEASE DATED JANUARY 18, 1998, AS AMENDED BY THAT AMENDMENT ONE DATED APRIL 28, 1998, THAT AMENDMENT NUMBER TWO DATED OCTOBER 12, 1998, THAT AMENDMENT NUMBER THREE DATED OCTOBER 19, 1998, THAT AMENDMENT NUMBER FOUR DATED JULY 28, 1999, THAT AMENDMENT NUMBER FIVE DATED AUGUST 26, 1999, THAT AMENDMENT NUMBER SIX DATED SEPTEMBER 10, 1999, THAT AMENDMENT NUMBER SEVEN DATED DECEMBER 2, 1999, THAT AMENDMENT NUMBER EIGHT DATED MARCH 17, 2000 THAT AMENDMENT NUMBER NINE DATED APRIL 14, 2000 AND THAT AMENDMENT NUMBER TEN DATED MAY 30, 2000 BETWEEN SPIEKER PROPERTIES, L.P., AS LANDLORD, AND EXTENSITY, INC, A DELAWARE CORPORATION, AS TENANT, COLLECTIVELY (THE "LEASE"), FOR PREMISES LOCATED AT 2200 POWELL STREET, EMERYVILLE CALIFORNIA.

Effective as of the Delivery Date, the Lease will be amended as follows to provide for Tenant's Expansion Premises as set forth below:

1. EXPANSION PREMISES. The Expansion Premises shall consist of suites detailed on the following chart including their respective rentable square footage, Commencement Date, starting Base Rent on a per monthly per square foot basis and their respective Prorata Share:

----------------------------------------------------------------------------------------
                                 Estimated   Starting                         Scheduled
              Rentable            Delivery   Base Rent        Prorata         Expiration
Suite       Square Feet            Date      per Sq.Ft.        Share            Date
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
 600           7,634             January 1,    $4.15           3.33%          August 31,
                                 2001                                         2006
----------------------------------------------------------------------------------------
 675           1,733             February 1,   $3.81           0.76%          August 31,
                                 2001                                         2006
----------------------------------------------------------------------------------------
Total          9,367                                           4.09%
----------------------------------------------------------------------------------------

The Expansion Premises are approximately as shown outlined in red on the attached floor plan (Exhibit A). The term "Premises" as used in the Lease is amended to mean the original Premises plus the Expansion Premises. The Premises as expanded herein shall consist of approximately 60,774 rentable square feet.

2. TERM COMMENCEMENT DATE. The Term for the Expansion Premises shall commence upon the date which Landlord is able to deliver the Expansion Premises ("Estimated Delivery Date") The Estimated Delivery Date is detailed in Paragraph 1 for each Suite. Tenant hereby acknowledges that each of the suites referenced in Paragraph 1 of this Amendment are currently occupied and Tenant understands that Landlord's delivery of the Expansion Premises as provided herein is subject to each of the existing tenants surrendering the Expansion Premises to Landlord in a timely manner in accordance with their respective leases.

3. BASE RENT. The Base Rent for the Expansion Premises as shall be as follows:

---------------------------------------------------------------
                      SUITE 600      SUITE 675
                      ---------      ---------
       DATE          (7,634 RSF)    (1,733 RSF)       TOTAL
---------------------------------------------------------------
1/1/01 - 1/31/01     $31,681.10                      $31,681.10
---------------------------------------------------------------
2/1/01 - 6/30/02     $32,948.34      $6,602.73       $39,551.07
---------------------------------------------------------------
7/1/02 - 6/30/03     $34,266.28      $6,866.84       $41,133.12
---------------------------------------------------------------
7/1/03 - 6/30/04     $35,636.93      $7,141.51       $42,778.44
---------------------------------------------------------------
7/1/04 - 6/30/05     $37,062.41      $7,427.17       $44,489.58
---------------------------------------------------------------
7/1/05 - 8/31/06     $38,544.90      $7,724.26       $46,269.16
---------------------------------------------------------------

For reference only, the Base Rent schedule for the Premises as expanded herein shall be determined by referring to Paragraph 8 of Amendment 8, Paragraph 3 of Amendment 10 and Paragraph 3 of this Amendment Number 11.

4. SECURITY DEPOSIT / LETTER OF CREDIT A. DELIVERY OF LETTER OF CREDIT. Landlord and Tenant hereby acknowledge that Landlord is currently holding a cash security deposit in the amount of $124,000.00 to be held by Landlord throughout the term of this Lease. Landlord is also in possession of an unconditional, irrevocable letter of credit ("LOC") in the amount of $900,000.00. Upon execution of this Amendment Number Eleven, Tenant agrees to increase the LOC Amount in accordance with the following schedule under all the same terms and conditions as the existing LOC as defined in Paragraph 4 of Amendment Number Ten of this Lease.

------------------------------------------------
                                        TOTAL
DATE OF INCREASE                      LOC AMOUNT
------------------------------------------------
     1/1/01                           $1,425,000
------------------------------------------------
     1/1/02                           $1,665,000
------------------------------------------------
     1/1/03                           $1,735,000
------------------------------------------------
     1/1/04                           $1,815,000
------------------------------------------------
     1/1/05                           $1,885,000
------------------------------------------------
     1/1/06                           $1,960,000
------------------------------------------------

5. TENANT'S PROPORTIONATE SHARE. Tenant's Proportionate Share for the Expansion Premises shall be as outlined in Paragraph 1 for each of the respective suites and increased as of the Delivery Date. Tenant's Base Year shall remain the calendar year 1999.

6. TENANT IMPROVEMENTS. Tenant agrees to accept the Expansion Premises in an "as is" condition with no further obligation from Landlord to improve the Expansion Premises.

7. OCCUPANCY AND PARKING DENSITY. The Occupancy Density for the Premises as expanded herein shall be 304 people (5 per 1,000 rentable square feet). The Parking Density for the Premises as expanded herein shall be 157 unreserved parking spaces (3 per 1,000 usable square feet).

8. CONTINGENCY. Landlord and Tenant hereby acknowledge that the effectiveness of this Lease Amendment with respect to Suite 600 is conditioned upon Landlord receiving a fully executed Lease termination Agreement from WREIT, the current tenant of 2200 Powell, Suite 600.

All other terms and conditions of the Lease shall remain in full force and effect and shall apply to the Expansion Premises as well as to the original Premises.

Dated: 12/12/00

IN WITNESS WHEREOF, the parties hereto have executed this Amendment Number Ten as of the day and year first above written.

         LANDLORD:
         SPIEKER PROPERTIES, L.P.,
         a California limited partnership
         By: Spieker Properties, Inc.,
         a Maryland corporation,
         its general partner

            By: /s/ John R. Winther                    Date: 12/12/00
                -------------------------
             John R. Winther
            Its: Senior Vice President

TENANT:
EXTENSITY INC., a Delaware corporation

By: /s/ Kenneth Hahn                                   Date: 11/27/00
    ------------------
    Kenneth Hahn
Its: Chief Financial Officer

                                    EXHIBIT A
                               EXPANSION PREMISES

                              [FLOOR PLAN GRAPHIC]

                                                 ADDRESS:   WATERGATE TOWER II
                                                            2200 POWELL STREET
                                                            EMERYVILLE, CA 94608
                                                 FLOOR:     6th FLOOR